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                              CELLCO PARTNERSHIP


                   AMENDED AND RESTATED PARTNERSHIP AGREEMENT



                                     AMONG



                            THE BELL ATLANTIC GROUP

                                      AND


                               THE VODAFONE GROUP







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                               TABLE OF CONTENTS


                                                                            Page

ARTICLE I - GENERAL PROVISIONS.................................................1
         Section 1.1       Certain Definitions.................................1
         Section 1.2       The Company; Partnership Agreement..................9
         Section 1.3       Company Name; Place of Business; Registered Office
                           and Agent...........................................9
         Section 1.4       Term...............................................10
         Section 1.5       Business of the Company............................10
         Section 1.6       Taxed as Partnership...............................10
         Section 1.7       Fiscal Year........................................10
         Section 1.8       Partition; Title to Company Property...............10
         Section 1.9       Partnership Interests Uncertificated; Nature of
                           Partners' Interests................................11
         Section 1.10      Business Transactions of Partner, Affiliate,
                           Representative or Alternate with the Company.......11
         Section 1.11      Capacity of the Partners...........................11

ARTICLE II - PARTNERS.........................................................11
         Section 2.1       Partners as of Effective Date......................11
         Section 2.2       Admission of New Partners..........................11
         Section 2.3       Meetings of the Partners...........................12
         Section 2.4       Record Date........................................12
         Section 2.5       Quorum.............................................12
         Section 2.6       Voting Rights of Partners..........................13
         Section 2.7       Manner of Acting...................................13
         Section 2.8       Consent in Lieu of Meeting.........................13
         Section 2.9       Relationship of the Partners.......................13

ARTICLE III - MANAGEMENT OF THE COMPANY.......................................14
         Section 3.1       Power and Authority of Partners....................14
         Section 3.2       Power and Authority of Representatives.............15
         Section 3.3       Composition of Board of Representatives............15
         Section 3.4       Procedural Matters Regarding the Board of
                           Representatives....................................16
         Section 3.5       Officers...........................................18
         Section 3.6       Financial Targets..................................19

ARTICLE IV - APPROVAL OF CERTAIN MATTERS......................................19
         Section 4.1       Approval of Certain Matters........................19

ARTICLE V - EXCULPATION AND INDEMNIFICATION...................................21
         Section 5.1       Duties of Representatives..........................21
         Section 5.2       Exculpation........................................22
         Section 5.3          Reliance on Reports and Information by Partner,
                              Representative, Alternate or Officer............22
         Section 5.4       Outside Activities.................................22
         Section 5.5       Indemnification by the Company.....................26


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         Section 5.6       Proceedings Initiated by Indemnified
                           Representatives....................................27
         Section 5.7       Advancing Expenses.................................27
         Section 5.8       Payment of Indemnification.........................28
         Section 5.9       Arbitration........................................28
         Section 5.10      Contribution.......................................28
         Section 5.11      Mandatory Indemnification of Partners and Officers.28
         Section 5.12      Contract Rights; Amendment or Repeal...............29
         Section 5.13      Scope of Article...................................29
         Section 5.14      Reliance on Provisions.............................29

ARTICLE VI - CAPITAL ACCOUNTS.................................................29
         Section 6.1       Capital Contributions..............................29
         Section 6.2       Liability for Contribution.........................29
         Section 6.3       Capital Accounts...................................30
         Section 6.4       No Interest on or Return of Capital................30
         Section 6.5       Partnership Interest...............................30
         Section 6.6       Allocations of Profits and Losses Generally........30
         Section 6.7       Allocations Under Regulations......................30
         Section 6.8       Other Allocations..................................31

ARTICLE VII - DISTRIBUTIONS...................................................33
         Section 7.1       Distributions......................................33
         Section 7.2       Limitations on Distributions.......................35
         Section 7.3       Amounts of Tax Paid or Withheld....................36
         Section 7.4       Distribution in Kind...............................36

ARTICLE VIII - TRANSFERABILITY................................................36
         Section 8.1       Restriction on Transfers...........................36
         Section 8.2       Transfers of Partnership Interests to Affiliates...37
         Section 8.3       Transfers of Partnership Interests Other than to
                           Affiliates.........................................37
         Section 8.4       Transfers to Restricted Entities...................40
         Section 8.5       Invalid Transfers Void.............................40
         Section 8.6       Change in Ownership; Spin-Off......................41
         Section 8.7       Effect of Transfer.................................41

ARTICLE IX - DISSOLUTION AND TERMINATION......................................42
         Section 9.1       Dissolution........................................42
         Section 9.2       Events of Bankruptcy of Partner....................42
         Section 9.3       Dissociation of Partners...........................43
         Section 9.4       Winding Up.........................................43
         Section 9.5       Distribution of Assets.............................43

ARTICLE X - BOOKS; REPORTS TO PARTNERS; TAX ELECTIONS.........................45
         Section 10.1      Books and Records..................................45
         Section 10.2      Reports............................................45
         Section 10.3      Tax Matters Partner................................47
         Section 10.4      Tax Elections......................................47
         Section 10.5      Allocation of Certain Company Debt for Tax
                           Purposes...........................................47


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ARTICLE XI - MISCELLANEOUS....................................................48
         Section 11.1      Binding Effect.....................................48
         Section 11.2      Entire Agreement...................................48
         Section 11.3      Amendments.........................................48
         Section 11.4      Governing Law......................................48
         Section 11.5      Notices to Partners................................48
         Section 11.6      Bank Accounts......................................49
         Section 11.7      Headings...........................................49
         Section 11.8      Pronouns...........................................49
         Section 11.9      Waivers............................................50
         Section 11.10     No Third Party Beneficiaries.......................50
         Section 11.11     Interpretation.....................................50
         Section 11.12     Further Assurances.................................50
         Section 11.13     Counterparts.......................................50
         Section 11.14     Illegality and Severability........................50
         Section 11.15     Confidentiality....................................50

SCHEDULE A-1 AND A-2 - PARTNERS; AGREED VALUES OF COMPANY ASSETS;
             RESTATED CAPITAL ACCOUNTS OF THE PARTNERS

SCHEDULE B - LIST OF INITIAL REPRESENTATIVES AND ALTERNATES

SCHEDULE C - INITIAL OFFICERS

SCHEDULE D - INITIAL FINANCIAL TARGETS

SCHEDULE E - LIST OF RESTRICTED ENTITIES


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                               CELLCO PARTNERSHIP

                   AMENDED AND RESTATED PARTNERSHIP AGREEMENT


     THIS AMENDED AND RESTATED PARTNERSHIP AGREEMENT is made and entered into as of April 3, 2000, (the "Effective Date") by and among the members of the Bell Atlantic Group set forth on Schedule A-1 (the "Initial Bell Atlantic Partners"), and the members of the Vodafone Group set forth on Schedule A-2 (the "Initial Vodafone Partners").


                                   BACKGROUND


     A. Metro Mobile Transport, Inc., NYNEX PCS Inc. and Cellco Management Corporation entered into a Partnership Agreement of Cellco Partnership dated as of October 4, 1994 (the "1994 Partnership Agreement") pursuant to which they formed Cellco Partnership as a general partnership (the "Company") governed by the Delaware Uniform Partnership Law, Title 6 of the Delaware Code section 1501, et seq., as amended (the "DelUPL") and the 1994 Partnership Agreement.

     B. Bell Atlantic Cellular Holdings, L.P., NYNEX PCS Inc., New York Cellular Geographic Service Area, Inc. and Cellco Management Corporation entered into an Amended and Restated Partnership Agreement of Cellco Partnership dated as of July 1, 1995 (the "1995 Partnership Agreement") pursuant to which they amended and restated the 1994 Partnership Agreement in its entirety, with the result that the Company was a general partnership governed by the DelUPL and the 1995 Partnership Agreement.

     C. The parties hereto, being all of the Partners as of the Effective Date, desire to amend and restate the 1995 Partnership Agreement in its entirety pursuant to the provisions of this Partnership Agreement to, among other things
(i) reflect the admission of the Initial Vodafone Partners to the Company in connection with the transactions contemplated by the Alliance Agreement
(defined below), and (ii) reflect the Partners' election that from and after the Effective Date the Company be a general partnership governed by the Delaware Revised Uniform Partnership Act, Title 6 of the Delaware Code,
Sections section 15-101, et seq. (as the same may be amended from time to time, the "Act") and this Partnership Agreement. Such election is made by the Partners pursuant to Section 15-1206(c) of the Act.


                                   ARTICLE I

                               GENERAL PROVISIONS


     Section 1.1 Certain Definitions. As used in this Partnership Agreement, the following terms have the respective meanings assigned to them below (such terms as well as other terms defined elsewhere in this Partnership Agreement shall be equally applicable to both the singular and plural forms of the defined terms):

     "AAA" is defined in Section 5.9(a) of this Partnership Agreement.


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     "Act" is defined in the Background Section of this Partnership Agreement.

     "Adjusted Net Income" is defined in Section 7.1(c) of this Partnership Agreement.

     "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such Person; and for purposes of the foregoing, "control" means (i) the ownership of more than 50% of the voting securities or other voting interests of another Person, or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting shares, by contract or otherwise.

     "Affiliate Transferee" is defined in Section 8.2(b) of this Partnership Agreement.

     "Agreed Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

     (a) The initial Agreed Value of any asset contributed by a Partner to the Company shall be the gross Fair Market Value of such asset as set forth in Schedule A to this Partnership Agreement. The Partners agree that, on the Stage I Closing Date, Schedule A shall be prepared in accordance with the guidelines described on Exhibit 1 hereto on the basis of the best information reasonably available to the Partners at such time. The Partners agree that Schedule A will be appropriately adjusted as soon as practicable after the Stage II Closing Date, but in no event later than October 31, 2000, to reflect the final agreement of the Partners as to the initial Agreed Values of the Company's assets.

     (b) The Agreed Values of all Company assets shall be adjusted to equal their respective gross Fair Market Values (taking IRC Section 7701(g) into account) as of the following times: (i) the acquisition of an additional interest in the Company by any new or existing Partner in exchange for more than a de minimis capital contribution; (ii) the distribution by the Company to a Partner of more than a de minimis amount of Company property as consideration for an interest in the Company; (iii) the liquidation of the Company within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g); (iv) the dissolution of the Company in accordance with Article 9 of this Partnership Agreement; and (v) at such other times as the Tax Matters Partner shall reasonably determine necessary or advisable in order to comply with Treasury Regulation Sections 1.704-1(b) and 1.704-2; provided that the adjustments described in clauses (i) and
     (ii) of this paragraph shall be made only if the Tax Matters Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Company.

     (c) The Agreed Value of any Company asset distributed to any Partner shall be the gross Fair Market Value (taking IRC Section 7701(g) into account) of such asset on the date of distribution; and


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     (d) The Agreed Values of Company assets shall be increased (or decreased)
     to reflect any adjustments to the adjusted basis of such assets pursuant to IRC Section 732(d), IRC Section 734(b) or IRC Section 743(b), but only to the extent that such adjustments are taken into account in determining capital accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Agreed Values shall not be adjusted pursuant to this clause (d) to the extent that an adjustment pursuant to clause (b) of this definition is made in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (d).

If the Agreed Value of an asset has been determined or adjusted pursuant to this definition of Agreed Value, such Agreed Value shall thereafter be adjusted by the Depreciation with respect to such asset taken into account in computing Profits and Losses.

     "Alliance Agreement" means the U.S. Wireless Alliance Agreement dated as of September 21, 1999 between Bell Atlantic and Vodafone, as amended by the Amendment to U.S. Wireless Alliance Agreement dated as of April 3, 2000 (the "Omnibus Amendment").

     "Alternate" is defined in Section 3.3(b) of this Partnership Agreement.

     "Arbitrator" is defined in Section 6.8(a) of this Partnership Agreement.

     "Bell Atlantic" means Bell Atlantic Corporation, a Delaware corporation.

     "Bell Atlantic Group" means the subsidiaries of Bell Atlantic set forth in Schedule A-1 and Affiliates of Bell Atlantic who become Partners.

     "Bell Atlantic Designated Partner" means that member of the Bell Atlantic Group designated as such by Bell Atlantic from time to time. The initial Bell Atlantic Designated Partner shall be NYNEX PCS Inc.

     "Board of Representatives" means the Board of Representatives of the Company.

     "Broadband PCS Frequency Band" means the frequency bands 1850-1910 MHz and 1930-1990 MHz (total of 120 MHz).

     "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

     "Capital Account" means, with respect to any Partner, the Capital Account maintained for such Partner in accordance with the following provisions:

     (i) To each Partner's Capital Account there shall be credited such Partner's Capital Contributions, such Partner's distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Section 6.7 or Sections 6.8(c), (d) and (e) hereof, and the amount of any Company liabilities assumed by such Partner or which are secured by any property distributed to such Partner.


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     (ii) To each Partner's Capital Account there shall be debited the amount of cash and the Agreed Value of any property distributed to such Partner pursuant to any provision of this Agreement, such Partner's distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 6.7 or Sections 6.8(c), (d) and (e) hereof, and the amount of any liabilities of such Partner assumed by the Company or which are secured by any property contributed by such Partner to the Company.

     (iii) In the event all or a portion of an interest in the Company is transferred in accordance with the terms of this Partnership Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

The foregoing provisions and the other provisions of this Partnership Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations.

     "Capital Contribution" means the amount in cash and the Agreed Value of property contributed to the capital of the Company, whenever made. A loan by a Partner to the Company shall not be considered a Capital Contribution.

     "Cellular Frequency Band" means the frequency bands 824-849 MHz and 869-894 MHz (total of 50 MHz).

     "Change in Ownership" is defined in Section 8.6(a) of this Partnership Agreement.

     "Communications Act" means the Communications Act of 1934, as amended.

     "Company" means "Cellco Partnership," a Delaware general partnership.

     "Company Business" is defined in Section 1.5 of this Partnership
Agreement.

     "Confidential Information" is defined in Section 11.15(a) of this Partnership Agreement.

     "Control Entity" is defined in Section 8.6(a) of this Partnership
Agreement.

     "DelUPL" is defined in the Background Section of this Agreement.

     "Depreciation" means, for any relevant period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other relevant period, except that if the Agreed Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year, Depreciation shall be an amount which bears the same ratio to such beginning Agreed Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year bears to such beginning adjusted tax basis (except as otherwise required under Treasury Regulation Section 1.704-3(d)); provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Agreed Value using any reasonable method selected by the Tax Matters Partner.

     "Disclosing Party" is defined in Section 11.15(b) of this Partnership Agreement.


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     "Distributable Amount" is defined in Section 7.1(c) of this Partnership
Agreement.

     "Entity" means any corporation, firm, unincorporated organization, association, partnership, limited liability company, business trust, joint stock company, joint venture or other organization, entity or business.

     "Exit Transferee" is defined in Section 8.3(d) of this Partnership
Agreement.

     "Fair Market Value" means, with respect to any asset, as of the date of determination, the cash price at which a willing seller would sell, and a willing buyer would buy, each being apprised of all relevant facts and neither acting under compulsion, such asset in an arms-length negotiated transaction with an unaffiliated third party without time constraints, as conclusively determined by a majority of the Board of Representatives in good faith and subject to their duties set forth in Section 5.1, except with respect to matters governed by Article VIII or Section 9.5(b) or for purposes of computing Agreed Values, which shall be determined in accordance with the provisions of
Section 9.5(b).

     "FCC" means the Federal Communications Commission, or any successor governmental authority.

     "Fiscal Year" is defined in Section 1.7 of this Partnership Agreement.

     "GAAP" means United States generally accepted accounting principles applied consistent with past practice.

     "Included Affiliate" means, as to any Partner, any Wholly-Owned Subsidiary of such Partner and any Affiliate Transferee to whom such Partner transfers a Partnership Interest pursuant to Section 8.2(b)(ii).

     "Initial Financial Performance Targets" is defined in Section 3.6(a) of this Partnership Agreement.

     "Indebtedness" is defined in Section 7.1(c) of this Partnership Agreement.

     "Investment Agreement" means the Investment Agreement dated as of April 3, 2000, among Bell Atlantic, Vodafone and the Company.

     "IRC" means the Internal Revenue Code of 1986, as amended.

     "Liquidating Trustee" is defined in Section 9.4(a) of this Partnership Agreement.

     "Material Transaction" is defined in Section 4.1(e) of this Partnership Agreement.

     "Measurement Date" is defined in Section 7.1(c) of this Partnership Agreement.

     "Measurement Partnership Interest" is defined in Section 5.4(e) of this Partnership Agreement.


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     "Minimum Bell Atlantic Percentage Interest for Non-Competition" is defined in Section 5.4(e) of this Partnership Agreement.

     "Net Indebtedness" is defined in Section 7.1(c) of this Partnership Agreement.

     "1995 Partnership Agreement" is defined in the Background Section of this Partnership Agreement.

     "1994 Partnership Agreement" is defined in the Background Section of this Partnership Agreement.

     "Non-Transferring Partner" is defined in Section 8.3(b) of this Partnership Agreement.

     "Officers" shall be those individuals determined to be Officers by the Board of Representatives pursuant to Section 3.5 of this Partnership Agreement.

     "Original Appraisers" is defined in Section 9.5(b) of this Partnership Agreement.

     "Parent Entity" means Vodafone, Bell Atlantic and their respective successors.

     "Partners" means the Initial Bell Atlantic Partners, the Initial Vodafone Partners, and such other Persons who are admitted to the Company in the future in accordance with the terms of this Partnership Agreement and shall have agreed to be bound hereby; and "Partner" means any one of the Partners.

     "Partnership Agreement" means this Amended and Restated Partnership Agreement, as it may be amended or restated from time to time.

     "Partnership Interest" means, with respect to each Partner, the entire ownership interests and rights of such Partner (expressed as a percentage) in the Company. The sum of the Partnership Interests for all Partners shall equal 100 percent.

     "Person" means any natural person or Entity.

     "Profits" and "Losses" mean, for each fiscal year, an amount equal to the Company's taxable income or loss for such fiscal year, determined in accordance with IRC Section 703(a). For the purpose of this definition, all items of income, gain, loss or deduction required to be stated separately pursuant to IRC Section 703(a)(1) shall be included in taxable income or loss with the following adjustments:

     (a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

     (b) Any expenditures of the Company described in IRC Section 705(a)(2)(B) or treated as IRC Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into


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     account in computing Profits or Losses pursuant to this definition shall be subtracted from such taxable income or loss.

     (c) If the Agreed Value of any Company asset is adjusted pursuant to clause (b) or clause (c) of the definition of Agreed Value above, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

     (d) Gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Agreed Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Agreed Value;

     (e) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other relevant period;

     (f) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to IRC Section 734(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner's interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

     (g) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 6.7 and Sections 6.8(c),
     (d) and (e) hereof shall not be taken into account in computing Profits or Losses.

     "Qualified Investment Banking Firm" is defined in Section 9.5(b) of this Partnership Agreement.

     "Receiving Party" is defined in Section 11.15(b) of this Partnership Agreement.

     "Representatives" means the members of the Board of Representatives.

     "Resolving Appraiser" is defined in Section 9.5(b) of this Partnership Agreement.

     "Second Arbitrator" is defined in Section 6.8(a) of this Partnership.

     "Section 704(c) Assets" is defined in Section 6.8(a) of this Partnership Agreement.

     "Significant Officer" means any of the Chief Financial Officer, Chief Operating Officer, Chief Marketing Officer or Chief Technology Officer of the Company.


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     "Six-Month EBITDA" is defined in Section 7.1(c) of this Partnership
Agreement.

     "Six-Month Interest Expense" is defined in Section 7.1(c) of this Partnership Agreement.

     "Stage I Closing Date" is defined in the Alliance Agreement.

     "Stage II Closing Date" is defined in the Alliance Agreement.

     "Subject Entity" is defined in Section 5.4(c) of this Partnership
Agreement.

     "Target Debt Level for the Company" is defined in Section 7.1(c) of this Partnership Agreement.

     "Tax Distributions" is defined in Section 7.1(b) of this Partnership Agreement.

     "Tax Matters Partner" is defined in Section 10.3 of this Partnership Agreement.

     "Tax Rate" means 40%.

     "Third Arbitrator" is defined in Section 6.8(a) of this Partnership Agreement.

     "Transaction" is defined in Section 5.4(c) of this Partnership Agreement.

     "Transfer Notice" is defined in Section 8.3(b) of this Partnership
Agreement.

     "Transferring Partner" is defined in Section 8.1 of this Partnership Agreement.

     "Treasury Regulations" include temporary and final regulations promulgated under the IRC in effect as of the date of this Partnership Agreement and the corresponding sections of any regulations subsequently issued that amend or supersede such regulations.

     "Unaffiliated Entity" is defined in Section 8.6(a) of this Partnership Agreement.

     "United States of America" means the fifty states and the District of Columbia comprising the United States of America, excluding all territories and possessions of the United States of America.

     "Updated Financial Performance Targets" is defined in Section 3.6(b) of this Partnership Agreement.

     "Vodafone" means Vodafone AirTouch plc, an English corporation.

     "Vodafone Designated Officer" is defined in Section 3.5(b) of this Partnership Agreement.


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     "Vodafone Group" means the subsidiaries of Vodafone set forth in Schedule
A-2 and Affiliates of Vodafone who become Partners.

     "Vodafone Designated Partner" means that member of the Vodafone Group designated as such by Vodafone from time to time. The initial Vodafone Designated Partner shall be JV Partnerco, LLC.

     "WCS Frequency Band" means the frequency bands 2305-2320 MHz and 2345-2360 MHz (total of 30 MHz).

     "Wholly-Owned Subsidiary" means any Entity that is directly or indirectly wholly-owned by Vodafone or Bell Atlantic, as the context requires.

     "Wholly-Owned Subsidiary Transferee" is defined in Section 8.2(a) of this Partnership Agreement.

     Section 1.2 The Company; Partnership Agreement. The Partners hereby elect that from and after the Effective Date the Company be a general partnership governed by the Act and this Partnership Agreement. Such election is made by the Partners pursuant to Section 15-1206(c) of the Act. The Partnership Interests of the Partners in the Company, and the rights and obligations of the Partners with respect thereto and the Company, are subject to all of the provisions of this Partnership Agreement and, to the extent not inconsistent with this Partnership Agreement, the provisions of the Act. The Company is a general partnership managed by its Board of Representatives. Promptly following the execution hereof, and from time to time thereafter, the Partners shall, if requested by the Board of Representatives, execute and file or cause to be executed and filed (i) all certificates and statements contemplated by the Act that are approved by the Board of Representatives and are consistent with the provisions of this Partnership Agreement, and (ii) all other necessary certificates and documents, and shall make all other such filings and recordings, and shall do all other acts as may be necessary or appropriate from time to time to give effect to this Partnership Agreement.

     Section 1.3 Company Name; Place of Business; Registered Office and Agent.

     (a) The Company shall do business under the name "Cellco Partnership" or such other name as the Board of Representatives may determine from time to time. Such name shall be the exclusive property of the Company, and no Partner shall have any right to use, and each Partner agrees not to use, such name other than on behalf of the Company except as may be permitted from time to time by the Board of Representatives. The Board of Representatives shall promptly notify the Partners of any change of name of the Company. The Partners from time to time shall execute and file or cause to be executed and filed all necessary assumed or fictitious business name statements as may be required by law for the operation of the Company in all jurisdictions where the Company does business.

     (b) The Company's principal place of business will be at such location as the Board of Representatives may from time to time designate. The Company may also have offices at such other places within or outside of the State of Delaware as the Board of Representatives may from time to time determine. Each Partner shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with this Partnership Agreement that are necessary or appropriate from time to time to qualify, continue and terminate the Company as a foreign partnership in all such jurisdictions in which the Company may conduct business.

     (c) If the Board of Representatives determines to file a statement of partnership existence under Section 15-303 of the Act, the Board of Representatives shall, in connection therewith, determine a registered office for the Company in the State of Delaware and a registered agent for service of


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


process on the Company in the State of Delaware, as required under Sections 15-303 and 15-111 of the Act. The registered office and the registered agent of the Company may be changed from time to time by action of the Board of Representatives by filing notice of such change with the Secretary of State of the State of Delaware. The Board of Representatives will promptly notify the Partners of the determination of a registered office and registered agent, and any change of the registered office or registered agent.

     Section 1.4 Term. The term of the Company as a partnership commenced as of October 4, 1994, the effective date of the 1994 Partnership Agreement, and shall have perpetual existence until the Company is dissolved pursuant to the provisions of this Partnership Agreement or applicable law.

     Section 1.5 Business of the Company. The purpose of the Company is to acquire, own, operate and maintain, with the goal of maximizing its long-term value, a wireless communications network which provides a full range of wireless voice and data services throughout the United States of America (including, without limitation, wireless Internet access and long distance resale), to the extent that such services are commercially economic or are competitively necessary for the Company to provide (the "Company Business"), to engage in any business that is necessary, appropriate or incidental to the foregoing, and to engage in any additional activity for which general partnerships may be formed under the Act and which is approved in accordance with the provisions of Section 4.1 of this Partnership Agreement. The Company shall possess and may exercise all the powers and privileges now or hereafter granted by the Act or by any other law or by this Partnership Agreement, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, protection, benefit, promotion or attainment of the business, purposes or activities of the Company.

     Section 1.6 Taxed as Partnership. The Partners intend that the Company shall be taxed as a partnership for federal, state and local tax purposes.

     Section 1.7 Fiscal Year. Except as otherwise provided in IRC Section 706, the "Fiscal Year" of the Company shall be the period commencing on January 1 in any year and ending on December 31 in such year.

     Section 1.8 Partition; Title to Company Property.

     (a) No Partner, nor any successor-in-interest to any Partner, shall have the right to have the property of the Company partitioned, or to file a complaint or institute any proceeding at law or in equity to have the property of the Company partitioned, and each Partner, on behalf of itself and its successors, representatives and assigns, hereby irrevocably waives any such right. It is the intention of the Partners that, during the term of this Partnership Agreement, the rights and obligations of the Partners and their successors-in-interest, as among themselves, shall be governed by the provisions of this Partnership Agreement, and that the rights and obligations of any Partner or successor-in-interest to any Partner shall be subject to the limitations, restrictions and other provisions of this Partnership Agreement.

     (b) All property owned by the Company, whether real or personal, tangible or intangible, shall be deemed to be owned by the Company, and no Partner individually shall have any interest in such property. Title to all such property may be held in the name of the Company or a designee, which designee may be a Partner or an Affiliate of a Partner.

     Section 1.9 Partnership Interests Uncertificated; Nature of Partners' Interests. The Partnership Interests of the Partners in the Company shall not be certificated. The interests of the Partners in the Company will be personal property for all purposes. All property owned by the Company, whether real or personal, tangible or intangible, will be owned by the Company as an entity, and no Partner, individually, will have any ownership of such property.

     Section 1.10 Business Transactions of Partner, Affiliate, Representative or Alternate with the Company. Subject to Sections 4.1(e) and 5.4, a Partner, Affiliate of a Partner, Representative or Alternate may lend money to, borrow money from, act as a surety, guarantor or endorser for, guarantee or assume one or more obligations of, provide collateral for, provide services to, receive services from, and transact any and all other business with the Company, and, subject to other applicable law, with respect to any such matter, a Partner, Affiliate of a Partner, Representative or Alternate shall have the same rights and obligations as a Person who is not a Partner, Affiliate of a Partner, Representative or Alternate; provided, however, that so long as the Vodafone Designated Partner is entitled to the approval rights contained in Section 4.1, any such transaction, agreement or arrangement shall be on terms not less favorable to the Company than the Company would reasonably expect to obtain in a similar transaction, agreement or arrangement with an unrelated party. Without limiting the foregoing, to the extent permitted under Section 5.4, a Partner or any Affiliate thereof may purchase from the Company services which are to be resold or bundled by such Partner or Affiliate so long as any such transaction is on terms not less favorable to the Company than the Company would reasonably expect to obtain in a similar transaction with an unrelated party and, notwithstanding the size of any such transaction or any provisions of this Partnership Agreement to the contrary, such transaction shall not be deemed to be a Material Transaction and therefore shall not be subject to
Section 4.1(e) below. So long as the Vodafone Designated Partner is entitled to the approval rights contained in Section 4.1, at the next regularly scheduled meeting of the Board of Representatives following the consummation or entering into thereof, the Officers shall provide the Representatives with a summary of the terms of any transaction, agreement or arrangement (or series of related transactions, agreements or arrangements) between the Company and a Partner or any Affiliate thereof, or any Representative or Alternate (other than one designated by the Vodafone Designated Partner) which has a value of greater than $5,000,000.

     Section 1.11 Capacity of the Partners. No Partner shall have any authority to act for, or to assume any obligation or responsibility on behalf of, any other Partner or the Company, except as expressly provided in this Agreement or as authorized by the Board of Representatives.


                                   ARTICLE II

                                    PARTNERS

     Section 2.1 Partners as of Effective Date. The Initial Vodafone Partners are hereby admitted to the Company as a Partner of the Company effective as of the Effective Date. As of the Effective Date, the Partners are set forth on Schedule A and each such Partner shall have the Partnership Interests set forth opposite its name on Schedule A. Notwithstanding the fact that the Initial Vodafone Partners are admitted to the Company, an existing partnership, as of the Effective Date, the Initial Vodafone Partners are and shall be personally liable for any obligation of the Company incurred prior to the Effective Date subject to the rights and obligations of Vodafone under Article IX of the Alliance Agreement.

     Section 2.2 Admission of New Partners. From and after the Effective Date, a Person acquiring an interest in the Company is admitted as a Partner upon the satisfaction of all requirements in this Partnership Agreement.

     Section 2.3 Meetings of the Partners.

     (a) Meetings of the Partners, for any purpose or purposes, unless otherwise prescribed by statute, may be called by any Partner by giving written notice thereof to each Partner of record entitled to vote at the meeting at least ten (10) Business Days prior to the day named for the meeting. Each notice of meeting shall specify the place, day and hour of the meeting. Neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting. If no place is designated, the place of meeting shall be the principal office of the Company.

     (b) Whenever any written notice of a meeting of the Partners is required to be given under this Partnership Agreement, a waiver thereof in writing, signed by the Partner entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice.

     (d) Attendance by a Partner at a meeting shall constitute a waiver of any required notice of such meeting by such Partner, except when such Partner attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not properly called or convened.

     (e) Partners may, to the extent permitted by applicable law, rule or regulation, participate in a meeting of the Partners by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting, except where a Partner participates in the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not properly called or convened.

     Section 2.4 Record Date. For the purpose of determining Partners entitled to notice of, or to vote at, any meeting of Partners or any adjournment of the meeting, or Partners entitled to receive payment of any distribution, or to make a determination of Partners for any other purpose, the date on which notice of the meeting is mailed or the date on which the resolution declaring the distribution or relating to such other purpose is adopted, as the case may be, shall be the record date for the determination of Partners. Only Partners of record on the date fixed shall be so entitled, notwithstanding any permitted transfer of a Partner's Partnership Interest after any record date fixed as provided in this Section. When a determination of Partners entitled to vote at any meeting of Partners has been made as provided in this Section, the determination shall apply to any adjournment of the meeting.

     Section 2.5 Quorum. A meeting of Partners of the Company duly called shall not be organized for the transaction of business unless a quorum is present. The presence of each Partner, represented in person or by proxy, shall constitute a quorum at any meeting of Partners; provided, however, that if notice of a meeting is provided to the Partners, and such notice describes the business to be considered, the actions to be taken and the matters to be voted on at the meeting in reasonable detail, and insufficient Partners attend the meeting to constitute a quorum, the meeting may be adjourned by those Partners attending such meeting for a period not to exceed twenty (20) days. Such meeting may be reconvened by providing notice of the reconvened meeting to the Partners no less than ten (10) days prior to the date of the meeting specifying that the business to be considered, the actions to be taken and the matters to be voted upon are those set forth in the notice of the original adjourned meeting. If, at the reconvened meeting, a quorum of Partners is not present, a majority of the Partners present and voting will constitute a quorum for purposes of the reconvened meeting; provided, however that such Partners may only consider the business, take the actions or vote upon the matters set forth in the notice of the original meeting. At an adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The Partners present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during the meeting of Partners whose absence would cause less than a quorum.

Notwithstanding the foregoing or any other provision in this Partnership Agreement, no Partner shall have any power or authority to do or perform any act with respect to any of the matters set forth in Section 4.1 of this Partnership Agreement unless such matter has been approved in accordance with the provisions of Section 4.1.

     Section 2.6 Voting Rights of Partners. Except as otherwise provided in this Partnership Agreement, including, without limitation, Sections 3.2 and 4.1 hereof, every Partner of the Company shall be entitled to a percentage of the total votes equal to that Partner's then current Partnership Interest.

     Section 2.7 Manner of Acting. Except as otherwise provided in the Act or this Partnership Agreement, including, without limitation, Sections 3.2 and 4.1 hereof, whenever any Company action is to be taken by vote of the Partners of the Company, it shall be authorized upon receiving the affirmative vote of Partners entitled to vote who own a majority of the Partnership Interests then held by Partners.

     Section 2.8 Consent in Lieu of Meeting. Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if, prior or subsequent to the action, written consents describing the action to be taken are signed by the minimum number of Partners that would be necessary to authorize the action at a meeting at which all Partners entitled to vote thereon were present and voting; provided that, prior to any such written consent becoming effective, such written consent has been provided to all Partners entitled to vote, and the Partners shall have ten (10) days to review such consent prior to such written consent becoming effective (unless otherwise agreed to by all Partners, respectively). The consents shall be filed with the Officers. Prompt notice of the taking of Company action without a meeting by less than unanimous written consent shall be given to those Partners who have not consented in writing.

     Section 2.9 Relationship of the Partners.

     (a) The relationship of the Partners shall be limited solely to the purpose and scope of the Company as expressed in this Partnership Agreement. This Partnership Agreement shall not constitute the appointment of any party to this Partnership Agreement as the legal representative or agent of any other party to this Partnership Agreement. No party to this Partnership Agreement shall have any right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name of or on behalf of any other party to this Partnership Agreement. Except as may be specifically provided in this Partnership Agreement, the Alliance Agreement or the Investment Agreement, neither the Company nor any party to this Partnership Agreement shall assume or be responsible for any liability or obligation of any nature of, or any liability or obligation that arises from any act or omission to act of, any other party to this Partnership Agreement however or whenever arising.

     (b) Except as expressly set forth in Section 5.4 of this Partnership Agreement, nothing contained in this Partnership Agreement shall be deemed to restrict or limit in any way the carrying on (directly or indirectly) of separate businesses or activities by any Partner now or in the future, even if such businesses or activities are competitive with the Company, and neither the Partnership nor the other Partners shall, by virtue of this Partnership Agreement, have any interest or rights in or to such other businesses or activities or any profits, liabilities or obligations with respect thereto. No Partner or any of its Affiliates or any of their respective officers, directors, employees or former employees shall have any obligation, or be liable, to the Company or any other Partner pursuant to this Partnership Agreement for or arising out of the conduct described in this Section, for exercising, performing or observing or failing to exercise, perform or observe, any of such Partner's rights or obligations under this Partnership Agreement, the Alliance Agreement or the Investment Agreement, for exercising or failing to exercise its rights as a Partner or, solely by reason of such conduct, for breach of any fiduciary or other duty to the Company or any Partner, except in each case for a breach of Sections 3.1, 5.1 or 5.4 or any other express provisions of this Partnership Agreement. The Partners acknowledge that the right of each Partner to designate Representatives or Alternates does not mean that the actions of such Representatives or Alternates, as such, constitute the exercise, performance or observation, or failure to exercise, perform or observe, such Partner's designation right. In the event that a Partner, any of its Affiliates or any of their respective officers, directors, employees or former employees acquires knowledge of a potential transaction, agreement, arrangement or other matter which may be a corporate opportunity for both the Company and the Partner or such Affiliate, or any of their respective officers, directors, employees or former employees (and, as to such Partner or Affiliate, is an opportunity that such Partner or Affiliate would be permitted to pursue and acquire pursuant to Section 5.4 of this Partnership Agreement), (i) neither the Partner nor such Affiliate, officers, directors, employees or former employees shall have any duty to communicate or offer such corporate opportunity to the Company, (ii) neither the Partner nor such Affiliate, officers, directors, employees or former employees shall be liable to the Company for breach of any fiduciary or other duty, as a Partner or otherwise, by reason of the fact that the Partner or such Affiliate, officers, directors, employees or former employees pursue or acquire such corporate opportunity or fail to communicate such corporate opportunity or information regarding such corporate opportunity to the Company, and (iii) neither the Partner nor such Affiliate, officers, directors, employees or former employees shall be obligated to account to the Company or any other Partner for any property, profit or benefit derived from such opportunity. The foregoing exculpation, however, shall not be deemed to apply to any action by a Representative as such in determining whether the Company independently should pursue or acquire such business opportunity.

                                  ARTICLE III

                           MANAGEMENT OF THE COMPANY


     Section 3.1 Power and Authority of Partners. No Partner shall take any action in the name of or on behalf of the Company, including without limitation assuming any obligation or responsibility on behalf of the Company, unless such action, and the taking thereof by such Partner, shall have been expressly authorized by the Board of Representatives or shall be expressly and specifically authorized by this Agreement. The standard of conduct applicable to the Tax Matters Partner when acting in such capacity shall be the same standard as is applicable to Representatives pursuant to Section 5.1, and in applying such standard to the Tax Matters Partner, the actions of the Tax Matters Partner, as such, shall not be deemed to be the implementation of any right of such Partner provided under the express provisions of this Partnership Agreement or any other Transaction Document (as defined in the Alliance Agreement). Except as set forth in the immediately preceding sentence, the Partners, in their capacity as such, shall have no authority or right to act on behalf of or bind the Company in connection with any matter.

     Section 3.2 Power and Authority of Representatives.

     (a) The business and affairs of the Company shall be managed by or under the direction of the Board of Representatives, except as may otherwise be provided in this Agreement. The Board of Representatives shall have the power on behalf and in the name of the Company to carry out any and all objects and purposes of the Company contemplated by this Partnership Agreement and to perform all acts which they may deem necessary, advisable or appropriate in connection therewith.

     (b) The Partners agree that all determinations, decisions and actions made or taken by the Board of Representatives (or their designee(s)) shall be conclusive and absolutely binding upon the Company, the Partners (but only in their capacity as such) and their respective successors, assigns and personal representatives; provided, however, that the foregoing shall not affect the rights of the Company or any Partner with respect to any matter involving a breach by a Representative of Section 5.1 of this Partnership Agreement.

     (c) Subject to the express provisions of this Partnership Agreement, including, without limitation, Section 5.1, the Board of Representatives shall function in a manner comparable to that of a board of directors of a publicly traded, Delaware corporation.

     Section 3.3 Composition of Board of Representatives.

     (a) General. The Board of Representatives shall consist of seven (7) Representatives. Except as provided in the next sentence, a majority of the Partnership Interests then held by Partners shall elect Representatives. Notwithstanding the foregoing, however, (i) for so long as Vodafone holds, directly or through one or more Included Affiliates, a Partnership Interest of at least 20%, the Vodafone Designated Partner shall have the right to designate three (3) Representatives (unless the Bell Atlantic Group shall have ceased to hold the Partnership Interest described in clause (iii) below in which case the first sentence of this paragraph shall apply), (ii) for so long as the Bell Atlantic Group holds, directly or through one or more Included Affiliates, a Partnership Interest of at least 20%, the Bell Atlantic Designated Partner shall have the right to designate four (4) Representatives (subject to the following clause (iii)), and (iii) if Vodafone ceases to hold, directly or through one or more Included Affiliates, a Partnership Interest of at least 20%, for so long as the Bell Atlantic Group holds, directly or through one or more Included Affiliates, a Partnership Interest of at least 20%, the Bell Atlantic Designated Partner shall have the right to designate seven (7) Representatives. Other than as set forth in Section 4.1, whenever any Company action is to be taken by a vote of the Board of Representatives, it shall be authorized upon receiving the affirmative vote of a majority of the Representatives (or Alternates) present and voting at a duly constituted meeting of the Board of Representatives at which a quorum is present. Each Representative (or his/her Alternate) present at a duly constituted meeting of the Board of Representatives at which a quorum is present shall be entitled to cast one vote.

     (b) Representatives and Alternates. Each Partner shall also have the right to designate one (1) alternate to each Representative designated by such Partner pursuant to the third sentence of Section 3.3(a) (each, an "Alternate"). In the event a Representative is unable to attend a meeting of the Board of Representatives or otherwise participate in any action to be taken by the Board of Representatives, or with respect to any meeting or matter acted upon at a meeting or any other action to be taken by the Board of Representatives, if directed by the Partner who designated the Representative, the Alternate named by the applicable Partner for such Representative may, and if directed by such Partner shall, act and vote in place of such Representative.

     (c) Initial Representatives and Alternates. The initial Representatives and Alternates of each Partner are set forth on Schedule B.

     (d) Removal; Resignation; Vacancies. Except as otherwise provided in this Partnership Agreement, a designated Representative on the Board of Representatives shall hold office at the pleasure of the Partner which designated such Representative pursuant to the third sentence of Section 3.3(a). Any such Partner shall have the right, in its sole discretion, at any time, exercisable by written notice to the other Partners and to the Board of Representatives, to remove (with or without cause) its Representative or an Alternate on the Board of Representatives and to designate a new Representative or Alternate. Subject to applicable law, rule or regulation, no Representative or Alternate may be removed except by the Partner designating the same. Any Representative on the Board of Representatives may resign at any time by giving written notice to the Partner which designated such Representative and to the Board of Representatives. Such resignation shall take effect on the date shown on or specified in such notice or, if such notice is not dated and the date of resignation is not specified in such notice, on the date of the receipt of such notice by the Board of Representatives. No acceptance of such resignation shall be necessary to make it effective. Any vacancy on any Board of Representatives shall be filled only by the Partner whose Representative has caused the vacancy by giving written notice to the Board of Representatives and to each other Partner, and each of the Partners agrees, as necessary, to cause its designated Representatives on the Board of Representatives to vote, for any person so nominated by the Partner whose Representative has caused such vacancy.

     (e) Compensation. No person shall be entitled to any fee, remuneration or compensation (except for reimbursement of properly authorized expenses in accordance with such procedures as may be established by the Board of Representatives) in connection with their service as a Representative or Alternate.

     (f) Committees. The Board of Representatives shall not be entitled to appoint any committees thereof which do not include at least one of the Representatives designated by the Vodafone Designated Partner without the affirmative vote of at least one of the Representatives designated by the Vodafone Designated Partner. In appointing any such committee, the Board of Representatives shall delegate only specific (and not general) authority to such committee.

     Section 3.4 Procedural Matters Regarding the Board of Representatives.

     (a) Meeting Agendas. The Chairman of the Board of Representatives shall be designated from time to time by the affirmative vote of a majority of the Representatives. Such Chairman shall prepare or direct the preparation of the agenda for, and preside over, meetings of the Board of Representatives. The Chairman shall deliver such agenda to each Representative at least five (5) Business Days prior to the giving of notice of a regular or special meeting, and any Representative may add items to such agenda.

     (b) Timing; Notice. The Board of Representatives shall meet at least once every three (3) months at such places and at such times as the Chairman of the Board of Representatives may from time to time determine. Special meetings of the Board of Representatives may be called by any Representative and shall be held at such place as may be determined by the Chairman of the Board of Representatives. Written notice of the time and place of each regular and special meeting of the Board of Representatives shall be given by or at the direction of the Chairman of the Board of Representatives to each Representative, in the case of a regular or a special meeting at least five (5) Business Days before such meeting. The required notice to any Representative may be waived by such Representative in writing. Attendance by a Representative at a meeting shall constitute a waiver of any required notice of such meeting by such Representative, except when such Representative attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not properly called or convened.

     (c) Quorum. The presence of Representatives (or Alternates) representing greater than 50% of the Representatives on the Board of Representatives (including at least one Representative (or Alternate) designated by the Vodafone Designated Partner, so long as the Vodafone Designated Partner has the right to designate Representatives under this Partnership Agreement) shall be required to constitute a quorum for the transaction of any business by the Board of Representatives. The acts of a majority of the Representatives (or Alternates) present and voting at a meeting at which a quorum is present shall be the acts of the Representatives (or Alternates); provided, however, that if notice of a meeting is provided to the Representatives and Alternates, and such notice describes the business to be considered, the actions to be taken and the matters to be voted on at the meeting in reasonable detail, and insufficient Representatives or Alternates attend the meeting to constitute a quorum, the meeting may be adjourned by those Representatives or Alternates attending such meeting for a period not to exceed twenty (20) days. Such meeting may be reconvened by providing notice of the reconvened meeting to the Representatives and Alternates no less than two (2) Business Days prior to the date of the meeting specifying that the business to be considered, the actions to be taken and the matters to be voted upon are those set forth in the notice of the original adjourned meeting. If, at the reconvened meeting, a quorum of Representatives or Alternates is not present, a majority of the Representatives and Alternates present and voting will constitute a quorum for purposes of the reconvened meeting; provided, however, that such Representatives and Alternates may only consider the business, take the actions or vote upon the matters set forth in the notice of the original meeting.

Notwithstanding the foregoing, or any other provision in this Partnership Agreement, no Representative, Alternate or Officer shall have any power or authority to do or perform any act with respect to any of the matters set forth in Section 4.1 of this Partnership Agreement unless such matter has been approved in accordance with the provisions of Section 4.1.

     (d) Attendance by Telephone, Etc. Representatives on the Board of Representatives may, to the extent permitted by applicable law, rules or regulations, participate in a meeting of the Board of Representatives by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting, except where a Representative participates in the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not properly called or convened.

     (e) Action by Written Consent. To the extent permitted by applicable law, rules or regulations, any action required or permitted to be taken at a meeting of the Board of Representatives may be taken without a meeting if a written consent, setting forth the action so taken, is signed by the number of Representatives on the Board of Representatives which is necessary to approve the action at a meeting duly called and held by the Board of Representatives and is filed with the minutes of the proceedings of the Board of Representatives. Each request for written consent of the Representatives shall be given to each of the Representatives as far in advance of its intended circulation as is reasonably practicable under the circumstances, but, for so long as the Vodafone Designated Partner has the right to designate Representatives under the Partnership Agreement, in no event less than 48 hours prior thereto unless such requirement is waived (which waiver may be oral) by a Representative designated by the Vodafone Designated Partner. In the absence of such waiver, the Chairman during such period shall afford any Representative designated by the Vodafone Designated Partner a reasonable opportunity to present his views regarding the action to be taken. Any request for written consent shall describe in reasonable detail the subject matter to be addressed. In choosing to act by written consent rather than at a meeting, the Representatives shall give due consideration to the statement of principle contained in Section 3.2(a). Any consent shall have the same force and effect as a vote of the Representatives on the Board of Representatives at a meeting of the Board of Representatives duly called and held at which a quorum was present. Prompt notice of the taking of Company action without a meeting by less than unanimous written consent shall be given to those Representatives who have not consented in writing.

     Section 3.5 Officers.

     (a) There shall be such number of Officers as may be determined from time to time by the Board of Representatives so long as there are at least two (2) Officers. Each Officer of the Company shall be a natural person of full age who need not be a resident of the State of Delaware. The Board of Representatives shall have the right to confer upon any Officer such titles as the Board deems appropriate, including, but not limited to, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, President, Vice President, Secretary, Treasurer, Chief Marketing Officer, and Chief Technology Officer, and subject to the limitations set forth in Section 4.1 of this Partnership Agreement, delegate specifically defined duties to the Officers. Any delegation of authority by the Board of Representatives to an Officer, to take any action, including to bind the Company, must be approved in the same manner as would be required for the Board of Representatives to directly approve such action. Notwithstanding the foregoing or any other provision of this Partnership Agreement or of the Act to the contrary, no Officer of the Company shall have the power or authority to do or perform any act with respect to any of the matters set forth in Section 4.1 of this Partnership Agreement unless such matter has been approved in accordance with the provisions of Section 4.1.

     (b) The Board of Representatives shall have the right, in its sole and absolute discretion, to appoint, remove (with or without cause) and replace the Officers of the Company and to define the duties and responsibilities of the Officers; provided, however, that for so long as the Vodafone Group holds, directly or through one or more Wholly-Owned Subsidiaries, a Partnership Interest of at least 20%, the Representatives designated by the Vodafone Designated Partner shall have the right to appoint one Significant Officer, with the Board of Representatives determining which of the Significant Officer positions such appointee by the Vodafone Designated Partner from time to time shall hold (the "Vodafone Designated Officer"). The Board of Representatives shall promptly give each Partner notice of the designation of any new Officer except the Vodafone Designated Officer. The Vodafone Designated Partner shall promptly give the Chairman of the Board of Representatives notice of the designation of any new Vodafone Designated Officer. Each Officer shall hold office until a successor has been designated by the Board of Representatives (or by the Vodafone Designated Partner with respect to the Vodafone Designated Officer) and qualified or until his or her earlier death, resignation or removal. The initial Officers are set forth on Schedule C attached hereto.

     (c) An Officer of the Company may resign at any time by giving written notice to the Board of Representatives. The resignation of a Officer shall be effective upon receipt of such notice or at such later time as shall be specified in the notice. Unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make such resignation effective.

     (d) The salaries of the Officers shall be fixed from time to time by the Board of Representatives or by such Officer as may be designated by resolution of the Board of Representatives. The salaries or other compensation of any other employees and other agents shall be fixed from time to time by the Board of Representatives or by such Officer as may be designated by resolution of the Board of Representatives.

     Section 3.6 Financial Targets.

     (a) In accordance with Section 5.9 of the Alliance Agreement, not later than the 90th day after the Effective Date, Bell Atlantic and Vodafone will agree upon financial performance targets for the first two (2) Fiscal Years of the Company following the Effective Date which shall then be attached to this Partnership Agreement as Schedule D (the "Initial Financial Performance Targets").

     (b) At least twenty (20) days prior the end of the first and each subsequent Fiscal Year, the Officers shall present to the Board of Representatives and the Board of Representatives shall review, consider and adopt financial performance targets for the following two (2) Fiscal Years of the Company (the "Updated Financial Performance Targets").

     (c) The Board of Representatives shall meet with appropriate Officers at least once every three (3) months to discuss the Company's actual financial performance compared with the Initial Financial Performance Targets or the Updated Financial Performance Targets, as applicable, as the same may have been adjusted by the Board of Representatives, and whether any adjustment should be made to the Initial Financial Performance Targets or the Updated Financial Performance Targets, as applicable, including, without limitation, any adjustment to reflect the performance of any other national provider of wireless voice and data services.

     (d) The Company shall cooperate, at Vodafone's expense, in making such adjustments as are necessary to translate the Company's Initial Financial Performance Targets and the Updated Financial Performance Targets from a GAAP to a U.K. GAAP basis and Vodafone accounting basis.

     (e) The provisions of this Section 3.6 shall terminate on the date that Vodafone ceases to hold, directly or through one or more Wholly-Owned Subsidiaries, a Partnership Interest of at least 20%.


                                   ARTICLE IV

                          APPROVAL OF CERTAIN MATTERS

     Section 4.1 Approval of Certain Matters. Notwithstanding any provision of this Partnership Agreement or the Act to the contrary, for so long as Vodafone holds, directly or through one or more Included Affiliates, a Partnership Interest of at least 20%, the following matters require the approval by at least two (2) Representatives appointed by the Bell Atlantic Designated Partner and two (2) Representatives appointed by the Vodafone Designated Partner, at a meeting of the Board of Representatives or by written consent, and neither the Board of Representatives nor the Officers shall have power or authority to do or perform any act with respect to any of the following matters without such approvals or consents given in accordance with the provisions of this Partnership Agreement:

     (a) Conduct of Business. The engagement by the Company in any line of business or activity other than the Company Business or any other business that is necessary, appropriate or incidental thereto.

     (b) Bankruptcy. The voluntary dissolution or liquidation of the Company, the making by the Company of a voluntary assignment for the benefit of creditors, the filing of a petition in bankruptcy by the Company, the Company petitioning or applying to any tribunal for any receiver or trustee, the Company commencing any proceeding relating to itself under any bankruptcy, reorganization, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, the Company indicating its consent to, approval of or acquiescence in any such proceeding and failing to use its best efforts to have discharged the appointment of any receiver of or trustee for the Company or any substantial part of their respective properties.

     (c) Preservation of Existence. Any action contrary to the preservation and maintenance of the Company's existence, rights, franchises and privileges as a general partnership under the laws of the State of Delaware.

     (d) Acquisition or Disposition of Assets. Any acquisition or disposition of assets, properties or rights, in each case net of liabilities, of the Company in one transaction or a series of related transactions which in the aggregate have a Fair Market Value in excess of 20% of the Fair Market Value of all of the net assets on a consolidated basis of the Company.

     (e) Dealings with Affiliates. Except pursuant to the express provisions of the Alliance Agreement, the Investment Agreement, this Partnership Agreement (including, without limitation, Section 1.10) or any other Transaction Document, the entering into by the Company of any transaction, agreement or arrangement (or series of related transactions, agreements or arrangements) with a Partner or Affiliate of a Partner relating to:

          (i) the purchase of products or services having a value of greater than $15,000,000 (other than corporate central services, such as legal, treasury and accounting);

          (ii) intercompany loans or investments of greater than $10,000,000, other than ordinary course cash management operations for balances of not more than $25,000,000;

         (iii) acquisitions or dispositions of assets having a value in excess of $10,000,000; or

          (iv) any other transaction, agreement or arrangement involving aggregate consideration having a value of greater than $10,000,000 or having a term in excess of five (5) years.

Any transaction, agreement or arrangement (or series of related transactions, agreements or arrangements) of a type described in the preceding sentence is referred to in this Partnership Agreement as a "Material Transaction." The foregoing shall not be deemed to limit in any manner the right of any Partner or any of its Affiliates from performing or exercising its rights under the express provisions of the Alliance Agreement, the Investment Agreement, this Partnership Agreement or any other Transaction Document.

     (f) Issuance of Partnership Interests. (i) The authorization or issuance of any Partnership Interests in, or the admission of any Partners to, the Company, other than to members of the Bell Atlantic Group, members of the Vodafone Group, or their respective permitted transferees in accordance with the provisions of the Alliance Agreement, the Investment Agreement or this Partnership Agreement; or (ii) any merger, consolidation or similar business transaction unless (A) it would be an acquisition by the Company not subject to
(d) above or which is approved in accordance with the requirements of (d) above, and (B) does not include any Partnership Interests among the consideration to be paid.

     (g) Repurchase of Partnership Interests. The redemption or repurchase by the Company of any Partnership Interests in the Company, other than pursuant to the express provisions of the Alliance Agreement, the Investment Agreement or this Partnership Agreement.

     (h) Modification of Partnership Agreement; Permitted Modification of Distribution Policies. Any amendment or modification of this Partnership Agreement, except for any amendment or modification of the provisions of
Section 7.1(c) of this Partnership Agreement from or after the fifth (5th) anniversary of the Stage I Closing Date.

     (i) Additional Capital Calls. Any capital contributions to the Company by any Partner other than such Partner's initial capital contribution.

     (k) Independent Certified Public Accountants. The selection (including the initial selection) of, or any decision to remove, the Company's independent certified public accountants, if such accountants are Bell Atlantic's principal independent certified public accountants for auditing Bell Atlantic's consolidated financial statements.


                                   ARTICLE V

                        EXCULPATION AND INDEMNIFICATION


     Section 5.1 Duties of Representatives. Subject to the last sentence of this Section 5.1, each Representative and Alternate shall owe such duty of loyalty and due care to the Company as is required of a director of a Delaware corporation under applicable Delaware law, shall discharge his duties in good faith with the care an ordinary prudent person in like position would exercise under similar circumstances and in a manner he reasonably believes to be in the best interests of the Company, and in so acting shall enjoy each and every protection afforded to the directors of a Delaware corporation under applicable Delaware law, including without limitation those afforded by the business judgment rule and the presumptions afforded thereby and the limitation on personal liability to the maximum extent permitted by Section 102(b) of the Delaware General Corporation Law as if the provisions thereof were set forth in this Partnership Agreement, it being understood, however, that to the extent that any Representative or Alternate is acting, as such, to implement any of the rights of the Partner (or Affiliate of the Partner) which appointed him, which rights are provided under the express provisions of this Partnership Agreement or any other Transaction Document, then the foregoing standards of conduct shall not apply to such Representative or Alternate in so acting. The parties understand that the right of each party to designate Representatives or Alternates does not mean that the actions of such Representatives or Alternates, as such, constitute implementation of such designation right which would have the effect of making inapplicable the foregoing standards of conduct. In determining whether a Representative or Alternate has breached his duty of loyalty (a) the party making the claim shall have the burden of proof,
(b) the standard of proof shall be the preponderance of the evidence, and (c) the standard of conduct shall be whether such person acted in a manner which he reasonably believed to be in the best interest of the Company, without any presumption being applied that such person's conduct was or was not proper.

     Section 5.2 Exculpation. No Partner, Officer, Representative, Alternate or officer of the Company shall be liable to the Company or to any Partner for any losses, claims, damages or liabilities arising from, related to, or in connection with, this Partnership Agreement or the business or affairs of the Company, except for any losses, claims, damages or liabilities as are determined by final judgment of a court of competent jurisdiction to have resulted from such Partner, Officer, Representative, Alternate or officer's gross negligence, reckless conduct, intentional misconduct, knowing violation of law, or breach of the provisions of Section 5.1 or any of the other provisions of this Partnership Agreement. To the extent that, at law or in equity, any Partner, Officer, Representative, Alternate or officer has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any Partner, such Partner, Officer, Representative, Alternate or officer acting in connection with this Partnership Agreement or the business or affairs of the Company shall not be liable to the Company or to any Partner, Officer, Representative, Alternate or officer for his, her or its good faith conduct in accordance with the provisions of this Partnership Agreement or any approval or authorization granted by the Company or any Partner, Officer, Representative, Alternate or officer. The provisions of this Partnership Agreement, to the extent that they restrict the duties and liabilities of any Partner, Officer, Representative, Alternate or officer otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of such Partner, Officer, Representative, Alternate or officer.

     Section 5.3 Reliance on Reports and Information by Partner, Representative, Alternate or Officer. A Partner, Representative, Alternate or Officer of the Company shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any of its other Officers, Partners, Representatives, Alternates, employees or committees of the Company, or by any other Person, as to matters the Partner, Representative, Alternate or Officer reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Company or any other facts pertinent to the existence and amount of assets from which distributions to Partners might properly be paid.

     Section 5.4 Outside Activities.

     (a) Except as otherwise expressly provided in this Section 5.4, any Partner or Affiliate thereof may engage, directly or indirectly, in or possess any interest in any other business venture of any nature independently or with others, and neither the Company nor any other Partner shall have any right by virtue of this Partnership Agreement in or to such venture or in or to any income or profits derived therefrom.

     (b) Subject to the provisions of this Section 5.4, from and after the Effective Date, no Partner or any Affiliate thereof shall engage in the provision of mobile telecommunications services (whether directly or as a reseller thereof, including through bundling) in the United States of America, including, without limitation, mobile "3rd Generation" services delivered over any wireless spectrum.

     (c) Nothing contained in this Section 5.4 shall prohibit or otherwise restrict:

          (i) Fixed "wireless local loop" or any other fixed wireless telecommunications business engaged in by a Partner or its Affiliates as an adjunct to its wireline service offering;

          (ii) Any fixed wireless high speed data service;

          (iii) Any fixed wireless video service;

          (iv) Any satellite communications service;

          (v) Any wireless business opportunity that is rejected by the Board of Representatives of the Company as long as each of the Representatives designated by the Partner that desires to pursue such opportunity (itself or through an Affiliate) (the "Non-Objecting Partner") present at the meeting at which such business opportunity was rejected voted in favor of its pursuit; provided, however; that if the Non-Objecting Partner pursues such business opportunity, the other Partners may compete in the pursuit of such business opportunity.

          (vi) Any wireless activity engaged in by an Entity in which a Partner owns less than 40% of the total equity and with respect to which such Partner does not have more than protective rights within the meaning of EITF 96-16;

         (vii) Any investment in any Entity to the extent that it does not exceed at any time 10% of the total issued and outstanding equity of such Entity except as a result of redemption or repurchases of equity or any similar transaction by such Entity or any recapitalization of the Entity;

        (viii) Any wireless business acquired by Bell Atlantic or Vodafone, or their respective Affiliates, as part of a larger business combination where the wireless business does not represent more than 40% of the total value of the acquired business; provided, however, that following the consummation of such acquisition, the acquiring party (Bell Atlantic or Vodafone) shall consult in good faith with the Company and the other party (Vodafone or Bell Atlantic) concerning the feasibility of, and potential terms and conditions for, contributing the acquired wireless business to the Company, provided that the acquiring party has no obligation to contribute such acquired wireless business to the Company and if the acquiring party determines not make such a contribution, then the acquiring party shall be entitled to sell all or any part of such wireless business to any other Person as it shall determine or to retain and engage in any part of such acquired wireless business as it may determine, all in its sole and absolute discretion;

          (ix) Any merger, acquisition, consolidation, recapitalization, sale of assets or other significant corporate transaction (a "Transaction") to which either Bell Atlantic or Vodafone (each a "Subject Entity") is a party pursuant to which (A) any Person or group (as defined for purposes of Regulation 13D under the Exchange Act) acquires 30% or more of the outstanding voting securities of the Subject Entity; (B) fewer than a majority of the directors of any successor Entity surviving the Transaction on the date three months following consummation of the

               Transaction shall be directors who held such office prior to the Transaction ("Original Directors") or were nominated for such office by a majority of the Original Directors; or (C) the holders of the outstanding voting securities of the Subject Entity prior to the Transaction shall hold less than 50% of the voting securities of the Subject Entity or any successor Entity surviving such Transaction;

          (x) Any Partner from owning or acquiring any business, assets or Entity that would otherwise be restricted by Section 5.4(b) but are scheduled in the Alliance Agreement, included in the Bell Atlantic Conveyed Assets at the Stage II Closing or are Bell Atlantic Excluded Assets (the foregoing terms are defined in the Alliance Agreement);

          (xi) A Partner or any of its Affiliates from selling Company mobile telecommunications services as an agent of the Company; or

          (xii) A Partner or any of its Affiliates from selling Company mobile telecommunications services on a "bundled" basis with other products or services provided that: (A) any such bundle includes wireline telecommunications services; (B) the agreement or arrangement between the Partner or Affiliate and the Company for the purchase of such Company mobile telecommunications services or a then-effective agreement or arrangement provides the Company with the opportunity to purchase wireline telecommunications services from the Partner or any of its Affiliates; and (C) if the value of the services to be received pursuant to the agreement or arrangement is greater than $10,000,000 (whether in a single or series of related agreements or arrangements) then the applicable Partner shall have given Bell Atlantic Designated Partner or the Vodafone Designated Partner written notice at least five (5) days before the agreement or arrangement is implemented.

     For purposes of this Section, the word "fixed," when used to describe a business or service shall mean:

          (i) the system providing such business or service is not capable of "handoffs" between cells or between systems; provided, however that

          (ii) if the system providing such business or service utilizes any of the PCS Frequency Band, the Broadband PCS Frequency Band, the WCS Band or any of the frequency bands allocated by the FCC for 3rd Generation services, the system can only provide service to a user in a single, unique cell, i.e. a user can never move outside of that unique cell and receive the service; and, provided, further, that

          (iii) any spectrum described in the preceding clause (ii) must have been purchased by the Partner or Affiliate subsequent to the earlier date to occur of the Stage II Closing Date or the first anniversary of the Stage I Closing Date.

     Notwithstanding the foregoing, however, if any radio spectrum used to provide or operate a business, service or activity in which any Partner could participate on the Effective Date without violating Section 5.4(b) is subsequently re-allocated to or defined as a 3rd Generation spectrum, such Member shall continue to be permitted to own, operate and participate in such business, service or activity notwithstanding such re-allocation or definition.

     (d) Each Partner specifically acknowledges and agrees that the remedy at law for any breach of this Section 5.4 will be inadequate and that any other Partner, in addition to any other relief available to them, shall be entitled to temporary or permanent injunctive relief without the necessity of proving actual damages.

     (e) This Section 5.4 shall terminate as to all Partners upon the earliest of (i) the date that the Partnership Interests held by the Bell Atlantic Group decreases to less than the applicable Minimum Bell Atlantic Percentage Interest for Non-Competition (defined below), (ii) the Partnership Interests held by Vodafone directly or through one or more Included Affiliates decrease to less than 20%, or (iii) on the Non-Competition Scheduled Expiration Date (defined below). As used herein:

          (A) "Minimum Bell Atlantic Percentage Interest for Non-Competition" means:

          (1) During the period ending on the earlier to occur of the Stage II Closing or the first anniversary of the Stage I Closing Date, 25%;

          (2) After consummation of the Stage II Closing, 40%; or

          (3) If the Stage II Closing has not been consummated on or before the first anniversary of the Stage I Closing Date, then after such anniversary the amount, not to exceed 40%, which is the greater of
          (x) 25% or (y) the sum of 25% plus the product determined by multiplying the amount by which Bell Atlantic's Measurement Partnership Interest from time to time exceeds 33% by a fraction, the numerator of which is 15 and the denominator of which is 17.5. As used herein, the term "Bell Atlantic's Measurement Partnership Interest" means the Partnership Interests then held by the Bell Atlantic Group or, if greater, the greatest Partnership Interests held by the Bell Atlantic Group during the period commencing on the first anniversary of the Stage I Closing Date and ending on the last day of the 18th calendar month after the Stage I Closing Date.

          (B) "Non-Competition Scheduled Expiration Date" means the fifth (5th) anniversary of the earlier date to occur of the Stage II Closing Date or the first (1st) anniversary of the Stage I Closing Date, subject to extension as follows:

          (1) if on the fourth (4th) anniversary of the earlier date to occur of the Stage II Closing Date or the first (1st) anniversary of the Stage I Closing Date, the Partnership Interests held by Vodafone directly or through one or more Included Affiliates total at least 25%, the Non-Competition Scheduled Expiration Date shall be extended by one (1) year and will be the sixth (6th) anniversary of the earlier date to occur of the Stage II Closing Date or the first anniversary of the Stage I Closing Date; and

          (2) if on the fifth (5th) or any subsequent anniversary of the earlier date to occur of the Stage II Closing Date or the first (1st) anniversary of the Stage I Closing Date, the Partnership Interests held by Vodafone directly or through one or more Included Affiliates total at least 25%, the then applicable Non-Competition Scheduled Expiration Date shall be extended by one (1) year (i.e., with respect to the extension that would occur on such fifth (5th) anniversary, the extended Non-Competition Scheduled Expiration Date would be the seventh (7th) anniversary of the earlier date to occur of the Stage II Closing Date or the first anniversary of the Stage I Closing Date, and so on).

     Section 5.5 Indemnification by the Company.

     (a) The Company shall indemnify an indemnified representative, defined herein, against any liability incurred in connection with any proceeding in which the indemnified representative may be involved as a party or otherwise, as and when incurred, by reason of the fact that such Person is or was serving in an indemnified capacity, including, without limitation, liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement, negligence, or act giving rise to liability, except:

          (1) where such indemnification is expressly prohibited by applicable law;

          (2) where the conduct of the indemnified representative has been finally determined:

               (A) to constitute gross negligence, bad faith, reckless conduct, intentional misconduct or a knowing violation of law, sufficient in the circumstances to bar indemnification against liabilities arising from the conduct;

               (B) to constitute a breach of Section 5.1 of this Partnership Agreement; or

               (C) to have been an action other than an action in which the indemnified representative acted in good faith and in a manner the indemnified representative reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the indemnified representative's conduct was unlawful.

               (D) to be based upon or attributable to the receipt by the indemnified representative from the Company of a personal benefit to which the indemnified representative is not legally entitled; or

          (3) to the extent such indemnification has been finally determined in a final adjudication to be otherwise unlawful.

     (b) If an indemnified representative is entitled to indemnification in respect of a portion, but not all, of any liabilities to which such Person may be subject, the Company shall indemnify such indemnified representative to the maximum extent for such portion of the liabilities.

     (c) The termination of a proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the indemnified representative is not entitled to indemnification.

     (d) Definitions. For purposes of this Section:

          (1) "indemnified capacity" means any and all past, present and future service by an indemnified representative in one or more capacities as a Partner, Officer, Representative, Alternate or authorized agent of the Company;

          (2) "indemnified representative" means any and all Partners, Officers, Representatives, Alternates and authorized agents of the Company and any other Person designated as an indemnified representative by the mutual consent of the Bell Atlantic Designated Partner and the Vodafone Designated Partner, given in accordance with the provisions of this Partnership Agreement;

          (3) "liability" means any damage, judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax assessed with respect to an employee benefit plan, or cost or expense of any nature (including, without limitation, attorneys' fees and disbursements); and

          (4) "proceeding" means any threatened, pending or completed action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the Company, a class of its Partners or security holders or otherwise.

     Section 5.6 Proceedings Initiated by Indemnified Representatives. Notwithstanding any other provision of this Article, the Company shall not indemnify under this Article an indemnified representative for any liability incurred in a proceeding initiated (which shall not be deemed to include counterclaims or affirmative defenses) or participated in as an intervenor or amicus curiae by the Person seeking indemnification unless such initiation of or participation in the proceeding is authorized, either before or after its commencement, by the unanimous consent of the Board of Representatives. This Section does not apply to reimbursement of expenses incurred in successfully prosecuting or defending the rights of an indemnified representative granted by or pursuant to this Article.

     Section 5.7 Advancing Expenses. Unless otherwise determined by the Board of Representatives acting in accordance with Section 5.1, the Company shall pay the expenses (including reasonable attorneys' fees and disbursements) incurred in good faith by an indemnified representative in advance of the final disposition of a proceeding described in Section 5.5 or the initiation of or participation in which is authorized pursuant to Section 5.6 upon receipt of an undertaking by or on behalf of the indemnified representative to repay the amount if it is ultimately determined that such Person is not entitled to be indemnified by the Company pursuant to this Article. The financial ability of an indemnified representative to repay an advance shall not be a prerequisite to the making of such advance.

     Section 5.8 Payment of Indemnification. An indemnified representative shall be entitled to indemnification within thirty (30) days after a written request for indemnification has been delivered to the Chairman of the Board of Representatives.

     Section 5.9 Arbitration.

     (a) Any dispute related to the right to indemnification, contribution or advancement of expenses as provided under this Article, except with respect to indemnification for liabilities arising under the Securities Act of 1933, as amended, that the Company has undertaken to submit to a court for adjudication, shall be decided only by arbitration in New York, New York in accordance with the commercial arbitration rules then in effect of the American Arbitration Association ("AAA"), before a panel of three independent arbitrators, one of whom shall be selected by the Company, the second of whom shall be selected by the indemnified representative and the third of whom shall be selected by the other two arbitrators. In the absence of the AAA, or if for any reason arbitration under the arbitration rules of the AAA cannot be initiated, and if one of the parties fails or refuses to select an arbitrator or the arbitrators selected by the Company and the indemnified representative cannot agree on the selection of the third arbitrator within thirty (30) days after such time as the Company and the indemnified representative have each been notified of the selection of the other's arbitrator, the necessary arbitrator or arbitrators shall be selected by the presiding judge of the court of general jurisdiction in such metropolitan area.

     (b) Each arbitrator selected as provided in this Section is required to be or have been an Officer, director or executive officer of a corporation or other Entity whose equity securities were listed during at least one (1) year of such service on the New York Stock Exchange or the American Stock Exchange or quoted on the National Association of Securities Dealers Automated Quotations System.

     (c) The party or parties challenging the right of an indemnified representative to the benefits of this Article shall have the burden of proof.

     (d) The Company shall reimburse an indemnified representative for the expenses (including reasonable attorneys' fees and disbursements) incurred in successfully prosecuting or defending such arbitration.

     (e) Any award entered by the arbitrators shall be final, binding and nonappealable and judgment may be entered thereon by any party in accordance with applicable law in any court of competent jurisdiction, except that the Company shall be entitled to interpose as a defense in any such judicial enforcement proceeding any prior final judicial determination adverse to the indemnified representative under Section 5.5 in a proceeding not directly involving indemnification under this Article. This arbitration provision shall be specifically enforceable.

     Section 5.10 Contribution. If the indemnification provided for in this Article or otherwise is unavailable for any reason (other than clause (2) of Section 5.5) in respect of any liability or portion thereof, the Company shall contribute to the liabilities to which the indemnified representative may be subject in such proportion as is appropriate to reflect the intent of this Article.

     Section 5.11 Mandatory Indemnification of Partners and Officers. To the extent that an indemnified representative of the Company has been successful on the merits or otherwise in defense of any proceeding or in defense of any claim, issue or matter therein, such Person shall, to the fullest event provided by law, be indemnified against expenses (including attorneys' fees and disbursements) actually and reasonably incurred by such Person in connection therewith.

     Section 5.12 Contract Rights; Amendment or Repeal. All rights under this Article shall be deemed a contract between the Company and the indemnified representative pursuant to which the Company and each indemnified representative intend to be legally bound. Any repeal, amendment or modification hereof shall be prospective only and shall not affect any rights or obligations then existing.

     Section 5.13 Scope of Article. The rights granted by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification, contribution or advancement of expenses may be entitled under any statute, agreement, vote of disinterested Partners or disinterested Representatives or Alternates, both as to action in an indemnified capacity and as to action in any other capacity. The indemnification, contribution and advancement of expenses provided by or granted pursuant to this Article shall continue as to a Person who has ceased to be an indemnified representative in respect of matters arising prior to such time, and shall inure to the benefit of the heirs, executors, administrators, personal representatives, successors and permitted assigns of such a Person.

     Section 5.14 Reliance on Provisions. Each Person who shall act as an indemnified representative of the Company shall be deemed to be doing so in reliance upon the rights of indemnification, contribution and advancement of expenses provided by this Article V.


                                   ARTICLE VI

                                CAPITAL ACCOUNTS


     Section 6.1 Capital Contributions.

     (a) The Capital Contributions to be made by the Partners shall be made in cash and/or property. The initial capital contributions of each Partner are set forth in the Alliance Agreement.

     (b) No Partner shall be obligated to make any capital contributions to the Company, except as provided in the Alliance Agreement or as may be approved in accordance with the provisions of Section 4.1 of this Partnership Agreement.

     (c) No Partner shall be permitted to make any capital contributions to the Company unless mutually agreed by the Bell Atlantic Designated Partner and the Vodafone Designated Partner.

     Section 6.2 Liability for Contribution.

     (a) A Partner of the Company is obligated to the Company to perform any promise to contribute cash or property or to perform services, even if the Partner is unable to perform because of death, disability or any other reason. If a Partner does not make the required contribution of property or services, the Partner is obligated at the option of the Company to contribute cash equal to that portion of the agreed value (as stated in the records of the Company) of the contribution that has not been made. The foregoing option shall be in addition to, and not in lieu of, any other rights, including the right to specific performance, that the Company may have against such Partner under applicable law.

     (b) The obligation of a Partner of the Company to make a contribution or return money or other property paid or distributed in violation of the Act may be compromised only by consent of all the Partners. Notwithstanding the compromise, a creditor of the Company who extends credit, after entering into this Partnership Agreement or an amendment hereof which, in either case, reflects the obligation, and before the amendment hereof to reflect the compromise, may enforce the original obligation to the extent that, in extending credit, the creditor reasonably relied on the obligation of a Partner to make a contribution or return. A conditional obligation of a Partner to make a contribution or return money or other property to the Company may not be enforced unless the conditions of the obligation have been satisfied or waived as to or by such Partner. Conditional obligations include contributions payable upon a discretionary call of the Company prior to the time the call occurs.

     Section 6.3 Capital Accounts. A separate Capital Account will be maintained for each Partner. Notwithstanding any other provision hereof, the Company shall determine and adjust the Capital Accounts in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). As a consequence of the contributions made pursuant to the Alliance Agreement, the Capital Accounts were restated pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(f). The Capital Accounts of the Partners as restated are reflected on Schedule A. No Partner shall have any liability to restore all or any portion of a deficit balance in the Partner's Capital Account.

     Section 6.4 No Interest on or Return of Capital. No Partner shall be entitled to interest on any Capital Contribution or Capital Account. No Partner shall have the right to demand or receive the return of all or any part of any Capital Contribution or Capital Account except as may be expressly provided herein, and no Partner shall be personally liable for the return of the Capital Contributions of any other Partner.

     Section 6.5 Partnership Interest. The Partnership Interests of the Partners are as set forth on Schedule A. Partnership Interests will be varied only as specifically agreed by the parties pursuant to the Alliance Agreement, the Investment Agreement and this Partnership Agreement and will not be affected by allocations of Profits and Losses or other changes in Partners' Capital Accounts. The Partnership Interests shall be updated by the agreement of the Partners to reflect any adjustment of Partnership Interests, set forth on a revised Schedule A and filed with the records of the Company.

     Section 6.6 Allocations of Profits and Losses Generally. After the allocations in Section 6.7, at the end of each Fiscal Year (or shorter period if necessary or longer period if agreed by all of the Partners), Profits and Losses shall be allocated as follows:

     (a) Profits. Profits shall be allocated to the Partners in proportion to their respective Partnership Interests.

     (b) Losses. Losses shall be allocated to the Partners in proportion to their respective Partnership Interests.

     Section 6.7 Allocations Under Regulations.

     (a) Company Nonrecourse Deductions. Loss attributable (under Treasury Regulation Section 1.704-2(c)) to "partnership nonrecourse liabilities' (within the meaning of Treasury Regulation Section 1.704-2(b)(1)) shall be allocated among the Partners in the same proportion as their respective Partnership Interests.

     (b) Partner Nonrecourse Deductions. Loss attributable (under Treasury Regulation Section 1.704-2(i)(2)) to "partner nonrecourse debt" (within the meaning of Treasury Regulation Section 1.704-2(b)(4)) shall be allocated, in accordance with Treasury Regulation Section 1.704-2(i)(1), to the Partner who bears the economic risk of loss with respect to the debt to which the Loss is attributable.

     (c) Minimum Gain Chargeback. Each Partner will be allocated Profits at such times and in such amounts as necessary to satisfy the minimum gain chargeback requirements of Treasury Regulation Sections 1.704-2(f) and 1.704-2(i)(4).

     (d) Qualified Income Offset. Losses and items of income and gain shall be specially allocated when and to the extent required to satisfy the "qualified income offset" requirement within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(d).

     (e) Recourse Debt. Items of loss and deduction attributable to "recourse debt" within the meaning of Treasury Regulation Section 1.752-1 (but excluding "partner nonrecourse debt"), with respect to which not all of the Partners bear the economic risk of loss, shall be allocated solely to the Partners who bear the economic risk with respect to such debt, and as amongst such Partners, in proportion to their respective share of the risk of loss attributable to such debt.

     Section 6.8 Other Allocations.

     (a) Allocations when Agreed Value Differs from Tax Basis. When the Agreed Value of a Company asset is different from its adjusted tax basis for income tax purposes, then, solely for federal, state and local income tax purposes and not for purposes of computing Capital Accounts, income, gain, loss, deduction and credit with respect to such assets ("Section 704(c) Assets") shall be allocated among the Partners to take this difference into account in accordance with the principles of IRC Section 704(c), as set forth herein and in the Treasury Regulations thereunder and under IRC Section 704(b). The allocations eliminating the differences between Agreed Value and adjusted tax basis of the
Section 704(c) Assets shall be made using any method as permitted under Treasury Regulations Section 1.704-3, provided that such method produces the most fair result to the Partners taking all of the facts and circumstances and agreements into account (including fiduciary obligations and the calculation of the distribution under Section 7.1(a)). Notwithstanding the preceding sentence, with respect to the assets held by Central Iowa Cellular, Inc. or its successor in interest consisting of a 24% general partnership interest in the Des Moines MSA General Partnership, and all assets related thereto, the Company shall use the traditional method of making IRC Section 704(c) allocations (as defined in Treasury Regulations Section 1.704-3(b)), provided that the designation of the traditional method for such assets shall not create any presumption for purposes of making the determination required by the preceding sentence or subsequent sentences of this section. If the Bell Atlantic Designated Partner and the Vodafone Designated Partner cannot agree as to which method produces the most fair result to them, then an independent arbitrator who is a recognized expert in the field of partnership taxation shall be chosen in the following manner to decide which method produces the most fair result (an "Arbitrator"). The Bell Atlantic Designated Partner shall in good faith choose an Arbitrator that it believes is independent. If the Vodafone Designated Partner accepts the Arbitrator, then the Bell Atlantic Group and the Vodafone Group shall be bound by the decision of the Arbitrator. If the Vodafone Designated Partner, in its reasonable discretion, rejects the Arbitrator, then the Vodafone Designated Partner shall in good faith choose a second Arbitrator that it believes is independent (the "Second Arbitrator"). If the Bell Atlantic Designated Partner accepts the Second Arbitrator, then the Bell Atlantic Group and the Vodafone Group shall be bound by the decision of such Second Arbitrator. If the Bell Atlantic Designated Partner, in its reasonable discretion, rejects the Second Arbitrator, then the Arbitrator and the Second Arbitrator shall choose a third Arbitrator (the "Third Arbitrator"). The Partners shall be bound by the decision of the Third Arbitrator. The Bell Atlantic Designated Partner and the Vodafone Designated Partner shall use their best efforts to agree as to the method of allocation, or the resolution of any dispute with respect thereto (in either case, as described in this Section 6.8(a)) prior to the Effective Date.

     (b) Change in Partner's Interest.

     (1) If during any fiscal year of the Company there is a change in any Partner's Partnership Interest, then for purposes of complying with IRC Section 706(d), the determination of Company items allocable to any period shall be made by using the closing of the books method.

     (2) The Partners agree to be bound by the provisions of this Section 6.8(b) in reporting their shares of Company income, gain, loss, and deduction for tax purposes.

     (c) Gross Income Allocation and Make-Whole Distributions. In any Fiscal Year in which a distribution to a Partner is required under Section 2.6.2 of the Alliance Agreement or under Section 7.1(a), or pursuant to the terms of the Indemnity Agreement described in Section 2.5.5 of the Alliance Agreement, the amount of such distribution shall equal the amount distributable pursuant to such provision divided by 0.6 (if not already grossed-up), and an amount of gross income equal to the amount so distributed shall be allocated to the Partner entitled to receive such distribution.

     (d) Curative Allocations. The allocations set forth in Sections 6.7(a), 6.7(b), 6.7(c), 6.7(d) and 6.7(e) hereof (the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Treasury income, gain, loss or deduction pursuant to this Section 6.8(d). Therefore, notwithstanding any other provision of this Section 6 (other than the Regulatory Allocations) the offsetting special allocations of Company income, gain, loss or deduction shall be made so that, after such offsetting allocations are made, each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of the Agreement and all Treasury items were allocated pursuant to Sections
6.6. In exercising its discretion under this Section 6.8(d), future Regulatory Allocations under Section 6.7(d), that, although not yet made, are likely to offset other Regulatory Allocations previously made under Section 6.7(a) and 6.7(b) shall be taken into account.

     (e) Allocations Resulting from Tower Monetizations. In order for the Partners' Capital Accounts to appropriately reflect the agreement of the Partners contained in the Omnibus Amendment, with respect to the towers held by the Company that are eligible to be disposed of in a Compliant Tower Monetization (as defined in the Omnibus Amendment) (the "Towers"), the Capital Accounts shall be maintained consistently with the principles described on
Exhibit 2 hereto, provided that to the extent the principles described on
Exhibit 2 are inconsistent with the agreement of the Partners contained in the Omnibus Amendment, the Omnibus Amendment shall control.

     (f) Stock Option Deduction Allocation. Any tax deduction to which the Partnership becomes entitled that is attributable to stock options granted by

Vodafone shall be allocated entirely to Vodafone. After giving effect to the transactions that give rise to the tax deductions described in the preceding sentence (including all allocations and deemed contributions), there should be no net change to the Capital Accounts of the Vodafone Partners.

     (g) Other Allocations. Except as otherwise provided in this Agreement, all items of Company income, gain, loss, deduction and any other allocations not otherwise provided for shall be divided among the Partners in the same proportions as they share Profits or Losses, as the case may be, for the Fiscal Year.

     Section 6.9 Allocations and Distributions Among Members of a Group. Except as otherwise provided herein, all allocations hereunder to a Group and all distributions hereunder to a Group shall be made among or between the members of such Group pro rata in proportion to their respective Percentage Interests. Notwithstanding the foregoing, to the extent not inconsistent with Treasury Regulations section 1.704-1(b), Percentage Interests of members of a Group for purposes of making allocations or distributions may be allocated among the members of such Group as the members of such Group may agree as among themselves.


                                  ARTICLE VII

                                 DISTRIBUTIONS

     Section 7.1 Distributions.

     (a) Dispositions of Section 704(c) Assets. If the Company disposes of a
Section 704(c) Asset, the Company shall distribute to any Partner who recognizes gain under IRC Section 704(c) as a result of such disposition the difference between (i) the amount of such Section 704(c) gain and (ii) in the event that the Company has chosen to use the remedial method or the traditional method with curative allocations pursuant to Section 6.8, the present value (using a discount rate of 10% per annum) of future offsetting remedial allocations or curative allocations, if any, that would have been made to such Partner with respect to such asset if such asset had not been disposed of.

     (b) Tax Distributions. The Company shall distribute to the Partners in accordance with the Partners' Partnership Interests as promptly as practicable (and in any event within forty-five (45) days) after the end of each fiscal quarter an amount equal to the product of the Tax Rate and the amount of Profits for such fiscal quarter ("Tax Distributions").

     (c) Additional Distributions.

          (i) The provisions of this Section 7.1(c) shall be applicable until the earlier date to occur of (x) the fifth anniversary of the Effective Date or (y) the date that Vodafone ceases to hold, directly or through one or more Included Affiliates, a Partnership Interest of at least 20%; and from and after such date the provisions of this Section 7.1(c) shall have no further force or effect.

          (ii) As used in this Section 7.1(c), the following terms shall have the respective meanings assigned to them below:

               (A) "Adjusted Net Income" means, with respect to each six-month period that is the subject of the determination of Adjusted Net Income, GAAP earnings (before deduction of income tax) from continuing operations of the Company and its consolidated subsidiaries, and increased by amortization expense for such six-month period related to the amortization of intangible assets of the Company arising out of transactions contemplated by the Alliance Agreement. For such purposes, earnings from operations shall not include income earned from a Compliant Tower Monetization.

               (B) "Distributable Amount" means, with respect to each six-month period that is the subject of the determination of the Distributable Amount, an amount equal to (i) 70% of the Adjusted Net Income for such six-month period less (ii) the amount of Tax Distributions made during such six-month period, unless a distribution by the Company to its Partners of such amount would result in the Company not being in compliance with the then current Target Debt Level for the Company, in which case the Distributable Amount for the subject six-month period shall be an amount equal to the maximum portion of the Adjusted Net Income of the Company for the subject six-month period that could be distributed by the Company to its Partners with the result that the Company would be in compliance with the Target Debt Level for the Company; provided, however, that up until the fifth anniversary of the earlier date to occur of the Stage II Closing Date or the first anniversary of the Stage I Closing Date, the foregoing limitation on the amount of the Distributable Amount shall not apply as long as a Monetization Imbalance as defined in the Investment Agreement has occurred and is continuing.

               (C) "Measurement Date" means for any date a distribution is made pursuant to this Section 7.1(c), the last day of the period with respect to which such distribution is made.

               (D) "Six-Month EBITDA" means (x) the net income of the Company and its consolidated subsidiaries adjusted to exclude (i) gains and losses from unusual or extraordinary items, (ii) interest income and
          (iii) the amount of any restoration of any charge to, or other reserve against, revenues taken during any prior period, in each case for such period, plus (y) to the extent deducted in determining such net income, the income and other taxes (whether or not deferred), Interest Expense, bank fees and expenses, depreciation, amortization and other non-cash charges to income of the Company and its consolidated subsidiaries, all as determined in accordance with GAAP for the six-month period ending on the Measurement Date immediately preceding the date of determination.

               (E) "Indebtedness" means, as of any date, without duplication, with respect to the Company and its consolidated subsidiaries, (i) all obligations for borrowed money, (ii) all obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP, (iv) all obligations issued or assumed as the deferred purchase price of property (other than accounts payable and accrued expenses incurred in the ordinary course of business), (v) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below, (vii) all obligations of any other Person of the type referred to in clauses (i) through (vi) which are secured by any lien on any property or asset of the Company or any of its consolidated subsidiaries, the amount of such obligation being deemed to be the lesser of the Fair Market Value of such property or asset or the amount of the obligation so secured, and (viii) all obligations under currency agreements and interest swap agreements.

               (F) "Net Indebtedness" means, as of any date, (i) the amount of outstanding Indebtedness of the Company and its consolidated subsidiaries as of such date, minus (ii) the amount of cash and cash equivalents of the Company and its consolidated subsidiaries as of such date minus (iii) loans by the Company and its consolidated subsidiaries to its Partners or Affiliates thereof as of such date.

               (G) "Six-Month Interest Expense" means, for the six-month period ending on the Measurement Date immediately preceding the date of determination, all interest on Indebtedness of the Company and its consolidated subsidiaries accrued, whether or not actually paid, less interest income of the Company and its consolidated subsidiaries accrued, whether or not actually received, during such period.

               (H) "Target Debt Level for the Company" means that for the six-month period ending on the Measurement Date:

          (i) the ratio of Six-Month EBITDA for the six-month period ending on the Measurement Date to Six-Month Interest Expense for such period (expressed as the quotient determined by dividing Six-Month EBITDA for such period by Six-Month Interest Expense for such period) is not less than 5 unless a lower ratio is approved from time to time by the Officers; and

          (ii) the ratio of Net Indebtedness as of the Measurement Date to 200% of Six-Month EBITDA for the six-month period ending on the Measurement Date (expressed as the quotient determined by dividing Net Indebtedness as of the Measurement Date by 200% of Six-Month EBITDA for such period) is not more than 2.5 unless a higher ratio is approved from time to time by the Officers.

          (iii) As promptly as practicable after the end of the second and fourth fiscal quarter of each Fiscal Year, but in no event later than the 45th day following such fiscal quarter, the Officers shall calculate the Adjusted Net Income and the Distributable Amount for the six-month period ending on the last day of such fiscal quarter. The Company within 10 days after such calculation shall then distribute to the Partners the Distributable Amount for such six-month period in accordance with their then current Partnership Interests.

     (d) Subsequent Distribution Policies. It is the expectation of the parties to this Partnership Agreement that from and after the termination of Section 7.1(c) pursuant to the provisions of clause (i) thereof, the Company shall continue to have a distribution policy which will provide for distributions at a level as determined from time to time by the Board of Representatives, which in making such determination shall take into account relevant facts and circumstances including, without limitation, the financial performance and capital requirements of the Company. Except as provided in Section 6.9, all such distributions pursuant to this Section 7.1(d) shall be made in accordance with the Partners' then current Partnership Interests.

     Section 7.2 Limitations on Distributions.

     (a) The Company shall not make a distribution to a Partner to the extent that at the time of the distribution, after giving effect to the distribution, all liabilities of the Company, other than liabilities to Partners on account of their interests in the Company and liabilities for which the recourse of creditors is limited to specified property of the Company, exceed the fair value of the assets of the Company, except that the fair value of property that is subject to a liability for which the recourse of creditors is limited shall be included in the assets of the Company only to the extent that the fair value of that property exceeds that liability.

     (b) A Partner who receives a distribution in violation of subsection (a), and who knew at the time of the distribution that the distribution violated subsection (a), shall be liable to the Company for the amount of the distribution. A Partner who receives a distribution in violation of subsection
(a) and who did not know at the time of the distribution that the distribution violated subsection (a), shall not be liable to the Company for the amount of the distribution. Subject to subsection (c), this subsection shall not affect any obligation or liability of a Partner under other applicable law for the amount of a distribution.

     (c) A Partner who receives a distribution from the Company shall have no liability under this Section, the Act or other applicable law for the amount of the distribution after the expiration of three (3) years from the date of the distribution unless an action to recover the distribution from such Partner is commenced prior to the expiration of the said three (3) year period and an adjudication of liability against such Partner is made in the action.

     Section 7.3 Amounts of Tax Paid or Withheld. All amounts paid or withheld pursuant to the IRC or any provision of any state or local tax law with respect to any Partner shall be treated as amounts distributed to the Partner pursuant to this Article for all purposes under this Partnership Agreement.

     Section 7.4 Distribution in Kind. Except as otherwise agreed to by all of the Partners, the Company shall not distribute any assets in kind, except pursuant to a dissolution in accordance with Article IX.

                                  ARTICLE VIII

                                TRANSFERABILITY


     Section 8.1 Restriction on Transfers. Except in accordance with the provisions of this Article VIII, the Alliance Agreement or the Investment Agreement, no Partner shall have the right, directly or indirectly, to sell, assign or transfer (other than by pledge, hypothecation, mortgage or similar encumbrance), voluntarily, involuntarily or by operation of law (any such transaction being referred to as a "transfer" under this Article VIII), any of the Partnership Interest (including, without limitation any of the economic interest associated therewith) in the Company held by such Partner. Notwithstanding any provision to the contrary in this Article VIII or the Investment Agreement, prior to the earlier date to occur of the Stage II Closing Date or the first anniversary of the Stage I Closing Date, no Partner shall have the right to transfer any of the Partnership Interest in the Company held by such Partner, except to a Wholly-Owned Subsidiary of such Partner made in accordance with the provisions of Section 8.2(a) below or to an Affiliate of such Partner pursuant to Section 8.2(b) below. A Partner who makes or desires to make a transfer of any of the Partnership Interest held by such Partner pursuant to this Article VIII is referred to herein as a "Transferring Partner."

     Section 8.2 Transfers of Partnership Interests to Affiliates.

     (a) Any Partner shall have the right, without the consent of the other Partners, to transfer ownership of all or any part of its Partnership Interest either in accordance with the provisions of the Investment Agreement, or to a Wholly-Owned Subsidiary (a "Wholly-Owned Subsidiary Transferee"). In the event of any such transfer, the transferee shall be entitled to the rights and privileges set forth in this Partnership Agreement and, if to a Wholly-Owned Subsidiary Transferee, the Investment Agreement, and shall be bound and obligated by the provisions hereof and thereof and shall, by a binding written instrument which shall be enforceable by the Company and the other Partners, assume all obligations and liabilities hereunder of the Transferring Partner.

     (b) In addition to transfers described in Section 8.2(a) above, any Partner shall have the right, without the consent of the other Partners, (i) to transfer a 10% or greater Partnership Interest to any of its Affiliates who are not Wholly-Owned Subsidiaries but with respect to which the Transferring Partner owns more than 50% of the common equity or equivalent securities and voting interests of such Affiliate (each an "Affiliate Transferee"); and (ii) to make up to three transfers of less than a 10% Partnership Interest to an Affiliate Transferee; provided, however, the aggregate Partnership Interest so transferred by a Partner pursuant to this clause (ii) shall not exceed 10%. In the event of any such transfer(s), an Affiliate Transferee shall be bound and obligated by the provisions of this Partnership Agreement and shall, by a binding written instrument which shall be enforceable by the Company and the other Partners, assume all obligations and liabilities hereunder of the Transferring Partner, but an Affiliate Transferee other than an Included Affiliate shall not be entitled to Vodafone's rights set forth in Sections 3.3, 3.5(a) or 4.1 of this Partnership Agreement or in the Investment Agreement (other than Section 6.2 of the Investment Agreement).

     Section 8.3 Transfers of Partnership Interests Other than to Affiliates.

     (a) As long as Vodafone, directly or through one or more
Wholly-Owned Subsidiaries, owns a 30% Partnership Interest, Vodafone shall have an option to purchase any Transferred Interest of Bell Atlantic, its Affiliates or successors if, as a result of such transfer or series of related transfers, a third party would succeed to Bell Atlantic's and its Affiliates' Representative designation rights set forth in Article III hereof, or Bell Atlantic, such Affiliate or such successor would become unable to report their earnings and results of operations of the Company on a consolidated basis in the same manner and to the same extent as Bell Atlantic or such Affiliate did immediately prior to the transfer. The purchase price and conditions of any such sale shall be determined in the same manner as set forth below in subparagraph (b). Vodafone shall also pay such Transferring Partner a premium of 2% of the purchase price. Vodafone shall have no rights of first refusal on any transfer or sale of any Partnership Interest of Bell Atlantic or its Affiliates except as set forth in this subparagraph (a).

     (b) In addition to any transfers permitted by Section 8.2 and 8.3 (a), but subject to the terms of this Section 8.3 and Sections 8.4, 8.5, 8.6 and 8.7 below, any Partner may transfer a 10% or greater Partnership Interest to any single Person.

               (1) Except for transfers pursuant to Sections 8.2 and 8.3(a) above, and 8.6 below, in the event that any Transferring Partner, other than a member of the Bell Atlantic Group, has received a bona fide written offer, which such Transferring Partner is willing to accept, for the Transferring Partner to sell all or any 10% or greater Partnership Interest (the "Transferred Interest"), to any Person, the Transferring Partner shall deliver a written notice (the

          "Transfer Notice") to each of the other Partners holding, directly or through one or more Wholly-Owned Subsidiaries, at least a 20% Partnership Interest, excluding any Partner who is an Affiliate of the Transferring Partner (the "Non-Transferring Partners") stating the Transferring Partner's intent to sell the Transferred Interest pursuant to the bona fide offer. The Transfer Notice shall (i) specify the purchase price for and other material terms with respect to the sale of the Transferred Interest, (ii) identify the proposed purchaser of the Transferred Interest, (iii) specify the date scheduled for the transfer (which date shall not be less than 120 days from the date the Transfer Notice is delivered), (iv) contain a statement that the offer has been accepted pending compliance with the right of first refusal set forth herein and receipt of required regulatory and other approvals, and (v) shall have attached thereto a copy of the written offer containing all of the terms and conditions on which the Transferred Interest is to be sold.

               (2) First, Bell Atlantic or any designee of Bell Atlantic (the "Bell Atlantic Purchasers") shall have the exclusive option to purchase all (but not less than all) of the Transferred Interest on terms and conditions substantially the same in all material respects as, and at the same price, set forth in the written offer delivered pursuant to subsection (b)(1); provided that if such terms and conditions include any non-cash assets or any non-financial requirements which would be impracticable for the Non-Transferring Partners to satisfy, then the Bell Atlantic Purchasers shall not be required to satisfy such terms, conditions and requirements and the purchase price for the Transferred Interest will be equal to the Fair Market Value of the Transferred Interest (determined in accordance with the mechanisms set forth in Section 9.5(b) below) in cash. Provided, further, any exercise of the option set forth in this subsection must have an after-tax value to the Transferring Partner equivalent to any transfer pursuant to the original bona fide written offer. The Bell Atlantic Purchasers shall notify the Company, the Transferring Partner and each of the other Non-Transferring Partners of its intention to exercise or not to exercise the Bell Atlantic Purchasers' purchase rights hereunder within 30 days of receipt by Bell Atlantic of a Transfer Notice (the "Bell Atlantic Election Notice").

               (3) If the Bell Atlantic Purchasers do not exercise their option described in subsection (b)(2), then thereafter, the other Non-Transferring Partners shall have the option to purchase all (but not less than all) of the Transferred Interest on terms and conditions substantially the same in all material respects as, and at the same price, set forth in the written offer delivered pursuant to subsection (b)(1); provided that if such terms and conditions include any non-cash assets or any non-financial requirements which would be impracticable for the Non-Transferring Partners to satisfy, then the Non-Transferring Partners shall not be required to satisfy such terms, conditions and requirements and the purchase price for the Transferred Interest will be equal to the Fair Market Value of the Transferred Interest (determined in accordance with the mechanisms set forth in Section 9.5(b) below) in cash. Provided further, any exercise of the option set forth in this subsection must have an after-tax value to the Transferring Partner equivalent to any transfer pursuant to the original bona fide written offer.

               (4) Each of the Non-Transferring Partners shall initially be entitled to purchase that fraction of the Transferred Interest equal to its Partnership Interest (as a percentage) divided by the Partnership Interests (as a percentage) of all of the Non-Transferring Partners. If any of the Non-Transferring Partners declines to exercise its right to purchase the Transferred Interest hereunder, the other Non-Transferring Partners electing to exercise that right shall be entitled to purchase that portion of the Transferred Interest that has been declined by the other Non-Transferring Partners in amounts determined pursuant to reapplication of the principles set forth in the immediately preceding sentence, excluding from consideration the Partnership Interests of any declining Non-Transferring Partner. Each Non-Transferring Partner shall notify the Company and each of the other Non-Transferring Partners of its intention to exercise or not to exercise its purchase rights hereunder within 15 days of receipt by it of the Bell Atlantic Election Notice. Subsequent written notifications, if necessary, of such exercising Non-Transferring

          Partners'elections with respect to that portion of the Transferred Interest which has been declined by any Non-Transferring Partner shall be required within ten days after receipt by the exercising Non-Transferring Partners of such notifications by the Company or the declining Non-Transferring Partner. No portion of a Transferred Interest may be purchased by any of the Non-Transferring Partners unless all the Transferred Interest is purchased by one or more Non-Transferring Partners.

               (5) In the event that the Bell Atlantic Purchasers or one or more of the Non-Transferring Partners shall have duly elected to purchase the Transferred Interest (the "Electing Partners"), the Electing Partners and the Transferring Partner shall diligently pursue obtaining all regulatory approvals and use reasonable efforts to consummate the closing of the purchase of the Transferred Interest as soon as practicable and in any event within one year from receipt of the Transfer Notice; provided that, if such closing does not occur within such one-year period due to the failure of the Electing Partners and the Transferring Partner to receive any required regulatory approvals, the Electing Partners' right to close such sale may be extended, upon the unanimous decision to do so by all of the all of the Electing Partners, until such regulatory approvals are received, but in no event for a period of greater than one additional year. In the event of a failure of the Bell Atlantic Purchasers or the Non-Transferring Partners to elect to purchase all of the Transferred Interest or a failure of the Electing Partners to consummate such purchase in accordance herewith, the Transferring Partner will be free, at any time within 120 days from the date the Electing Partners elect not to exercise their purchase rights hereunder or from the date the time periods specified in this subsection (b) for such election have expired (in the case of a failure to elect to purchase), subject, in each such case, to extension for up to an additional one year to the extent necessary to receive any material required regulatory approvals, to consummate the sale of the Transferred Interest to the purchaser at a price and upon terms and conditions no more favorable to the purchaser than those specified in the Transfer Notice; provided that the purchaser shall assume all of the liabilities and obligations of the Transferring Partner under this Partnership Agreement by a binding written instrument which shall be enforceable by the Company and the other Partners.

     (c) A Transferring Partner shall not be relieved of any of its obligations arising under this Partnership Agreement prior to such transfer. The Transferring Partner and each transferee shall execute such documents as the Non-Transferring Partners shall reasonably request to evidence the Transfer and the assumption and continuing obligations referred to in this Section 8.3.

     (d) Notwithstanding any provision of this Partnership Agreement to the contrary, a transferee of at least a 25% Partnership Interest of Vodafone and its Wholly-Owned Subsidiaries shall be entitled, if so designated by Vodafone, to all of the rights of Vodafone, the Vodafone Group and the Vodafone Designated Partner set forth in this Partnership Agreement. Notwithstanding any provision of this Partnership Agreement to the contrary, any transferee of at least a 20% Partnership Interest of Bell Atlantic and its Wholly-Owned Subsidiaries shall, if so designated by Bell Atlantic, be entitled to receive all of the rights of Bell Atlantic, the Bell Atlantic Group and the Bell Atlantic Designated Partner set forth in this Partnership Agreement. Any transferee of Vodafone and its Wholly-Owned Subsidiaries or Bell Atlantic and its Wholly-Owned Subsidiaries under this Section 8.3(d) is referred to herein as an "Exit Transferee". An Exit Transferee shall be deemed for all purposes of this Partnership Agreement, including Section 3.3(a), on and after such transfer to be Vodafone or Bell Atlantic, as the case may be.

     (e) Notwithstanding anything contained in this Partnership Agreement to the contrary, and except for Wholly-Owned Subsidiary Transferees and Exit Transferees of members of the Vodafone Group, transferees of the Vodafone Group's Partnership Interests (including any Unaffiliated Entity effecting a Change in Ownership under Section 8.6 below) shall not be entitled to

Vodafone's or its Affiliates' rights set forth in Sections 3.3, 3.5(a), 3.6 and
4.1 of this Partnership Agreement or in the Investment Agreement (other than Section 6.2 of the Investment Agreement). Notwithstanding anything contained in this Partnership Agreement to the contrary, and except for Wholly-Owned Subsidiary Transferees and Exit Transferees of members of the Bell Atlantic Group, transferees of the Bell Atlantic Group's Partnership Interests (including any Unaffiliated Entity effecting a Change in Ownership under Section 8.6 below) shall not be entitled to Bell Atlantic's or its Affiliates' rights set forth in Sections 3.3, 3.5(a) and 3.6 of this Partnership Agreement

     (f) At the request of a Partner, the Company will provide prospective purchasers of such Partner's Partnership Interest with reasonable access to financial, operating and other information of the Company, subject to customary confidentiality arrangements. Each Partner shall cooperate with, and shall in no way oppose, the closing of any transfer which is in compliance with this
Article VIII.

     Section 8.4 Transfers to Restricted Entities. Notwithstanding any provision to the contrary in this Article VIII or elsewhere in this Partnership Agreement, (i) neither Bell Atlantic nor any of its Wholly-Owned Subsidiary Transferees, Affiliate Transferees or other permitted transferees, or any subsequent transferees of any of them, shall, directly or indirectly, transfer any of the right, title or interest in any Partnership Interest to any of the Entities listed under the heading "Bell Atlantic Restricted Entities" on Schedule E hereto, and (ii) neither Vodafone nor any of its Wholly-Owned Subsidiary Transferees, Affiliate Transferees or other permitted transferees, or any subsequent transferees of any of them, shall, directly or indirectly, transfer any of the right, title or interest in any Partnership Interest to any of the Entities listed under the heading "Vodafone Restricted Entities" on Schedule E hereto. The foregoing shall not prohibit any Parent Entity from entering into any merger, consolidation, acquisition or other similar business transaction with any of the Entities listed on Schedule E.

     Section 8.5 Invalid Transfers Void. Notwithstanding anything contained herein to the contrary, no transfer of a Partnership Interest may be made if such transfer (i) would violate the then applicable federal or state securities laws or rules and regulations of the Securities and Exchange Commission, state securities commissions, the Communications Act of 1934, or rules and regulations of the FCC and any other government agencies with jurisdiction over such transfer or (ii) would affect the Company's existence or qualification under the Act. In the event a transfer of a Partnership Interest is otherwise permitted hereunder, notwithstanding any provision hereof, no Partner shall transfer all or any portion of such Partner's Partnership Interest unless and until such Partner, upon the request of the Company, delivers to the Company an opinion of counsel, addressed to the Company, reasonably satisfactory to the Company, to the effect that (1) such Partnership Interest has been registered under the Securities Act and any applicable state securities laws, or that the proposed transfer of such Partnership Interest is exempt from any registration requirements imposed by such laws and that the proposed transfer does not violate any other applicable requirements of federal or state securities laws and (2) that such transfer will not result in the Company being taxed as a corporation or as an association taxable as a corporation. Such opinion shall not be deemed delivered until the Company confirms to such Partner that such opinion is acceptable, which confirmation will not be unreasonably withheld. Any purported transfer of any Partnership Interest or any part thereof not in compliance with this Article VIII or the Investment Agreement shall be void and of no force or effect and the Transferring Partner shall be liable to the other Partners and the Company for all liabilities, obligations, damages, losses, costs and expenses (including reasonable attorneys' fees and court costs) arising as a result of such noncomplying transfer.

     Section 8.6 Change in Ownership; Spin-Off.

     (a) For purposes of this Agreement, a "Change in Ownership" of a Partner shall be deemed to have occurred when (i) any Person that is not a Parent Entity of such Partner or a Wholly Owned Subsidiary of such Parent Entity (an "Unaffiliated Entity"), shall acquire (whether by merger, consolidation, sale, assignment, lease, transfer or otherwise, in one transaction or series of related transactions), or otherwise beneficially own or control 50% or more of the outstanding voting power of such Partner or any Entity (other than the Parent Entity of such Partner unless the fair market value of the Partnership Interests held directly or indirectly by such Parent Entity represent more than 90% of the fair market value of the Parent Entity) which, directly or indirectly, through the ownership of one or more majority-owned successive subsidiary entities, owns more than 50% of the outstanding voting power of or controls such Partner (a "Control Entity"), (ii) an Unaffiliated Entity, or group or persons acting in concert therewith, shall acquire the power to direct or cause the direction of the management and policies of such Partner or a Control Entity thereof, (iii) the Parent Entity of such Partner shall otherwise cease to beneficially own or control a majority of the voting power of any Partner or a Control Entity thereof.

     (b) Any Change in Ownership of a Partner shall be deemed for all purposes hereof to be a proposed transfer of the Partnership Interest of such Partner and such Partnership Interest shall be deemed to be a Transferred Interest, the transfer of which shall be subject to all of the terms and conditions set forth in Sections 8.1, 8.3, 8.4 and 8.5 hereof, except that the purchase price of which shall be the Fair Market Value (determined in accordance with the mechanisms set forth in Section 9.5(b) below) of the Partnership Interest of the Partner experiencing a Change of Ownership. In the event that the Transferred Interest is not purchased pursuant to the preceding sentence, any Unaffiliated Entity effecting such Change in Ownership, shall, by a binding written instrument which shall be enforceable by the Company and the other Partners, assume all obligations and liabilities hereunder of the Partner which is the subject of such Change in Ownership.

     (c) A spin-off of an Entity to not less than all of its stockholders by a Partner or its Affiliates, or a split-off offered to all of its stockholders by a Partner or its Affiliates of an Entity as a result of which no Person acquires 30% or more of the stock of an Entity, the assets of which include all or a portion of the Partnership Interests of a Partner and its Affiliates will not be deemed to be a transfer or Change of Ownership subject to the restrictions set forth in this Article VIII if, at the time such spin-off or split-off is consummated, the Fair Market Value of the Partnership Interests included in such assets does not represent more than 75% of the Fair Market Value of all of the assets of such Entity.

     Section 8.7 Effect of Transfer.

     (a) In addition to satisfaction of Section 4.1 above, no assignee or transferee of all or part of a Partnership Interest in the Company shall be admitted as a Partner, unless and until:

          (1) the assignee or transferee has executed an instrument reasonably satisfactory to the Officers accepting and adopting the provisions of this Partnership Agreement;

          (2) the assignee or transferee has paid all reasonable expenses of the Company requested to be paid by the Officers in connection with the admission of such assignee or transferee as a Partner; and

          (3) such assignment or transfer shall be reflected in a revised Schedule A to this Partnership Agreement.

     (b) A Person who is a permitted assignee or transferee of an interest in the Company transferred in compliance with the provisions of this Article VIII shall be admitted to the Company as a Partner and shall receive an interest in the Company without making a contribution or being obligated to make a contribution to the Company and shall thereupon be bound by the provisions of this Partnership Agreement.


                                   ARTICLE IX

                          DISSOLUTION AND TERMINATION


     Section 9.1 Dissolution. The Company shall be dissolved only upon the occurrence of any of the following events:

     (a) By the written consent of all Partners;

     (b) Upon the occurrence of any of the events set forth in Sections 15-801(4), (5) or (6) of the Act; or

     (c) At the time there are not at least two (2) Partners.

     Section 9.2 Events of Bankruptcy of Partner. Without limiting the generality of Section 9.1, the occurrence of any of the events set forth in this Section 9.2, with respect to any Partner, shall not result in the dissociation of the Partner or the dissolution of the Company. Such Partner shall cease to be a Partner of the Company, but shall, however, retain its interest in allocations and distributions, upon the happening of any of the following bankruptcy events:

     (a) A Partner takes any of the following actions:

          (1) Makes an assignment for the benefit of creditors.

          (2) Files a voluntary petition in bankruptcy.

          (3) Is adjudged a bankrupt or insolvent, or has entered against the Partner an order for relief, in any bankruptcy or insolvency proceeding.

          (4) Files a petition or answer seeking for the Partner any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation.

          (5) Files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of this nature.

          (6) Seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Partner or of all or any substantial part of the properties of the Partner.

     (b) One hundred twenty (120) days after the commencement of any proceeding against the Partner seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within ninety
(90) days after the appointment without the consent or acquiescence of the Partner, of a trustee, receiver or liquidator of the Partner or of all or any substantial part of the properties of the Partner, the appointment is not vacated or stayed, or within ninety (90) days after the expiration of any such stay, the appointment is not vacated.

     Section 9.3 Dissociation of Partners. No Partner shall have the right to dissociate from the Company. However, if despite such prohibition a Partner gives the Company notice (which must be in writing) of its desire to dissociate from the Company pursuant to its right under Sections 15-601(1) and 15-602(a) of the Act, upon the Company's receipt of such written notice from such Partner, such Partner shall be dissociated from the Company, and such dissociation shall be deemed wrongful under the Act. The dissociation of a Partner shall not result in the dissolution of the Company, except as provided in Section 15-801(2). Notwithstanding anything to the contrary in this Partnership Agreement or the Act, the Company shall have the right, but not the obligation, to purchase a dissociated Partner's Partnership Interest in accordance with provisions of Section 15-701 of the Act. With respect to the Partners who are parties to the Investment Agreement, the rights provided to such Partners in the Investment Agreement are the exclusive rights of such Partners with respect to matters governed by Section 15-701 of the Act and have no other rights under such Section 15-701.

     Section 9.4 Winding Up.

     (a) Upon the dissolution of the Company, the Representatives shall wind up the affairs of the Company or may appoint any Person, including a Partner, to do so (the "Liquidating Trustee").

     (b) Upon dissolution of the Company, the Persons winding up the affairs of the Company may, in the name of, and for and on behalf of, the Company, prosecute and defend suits, whether civil, criminal or administrative, gradually settle and close the business of the Company, dispose of and convey the property of the Company, discharge or make reasonable provision for the liabilities and obligations of the Company, including all contingent, conditional or unmatured liabilities and obligations, and distribute to the Partners any remaining assets of the Company in accordance with Section 9.5 below, all without affecting the liability of Partners and Officers and without imposing liability on a Liquidating Trustee.

     (c) Dissolution of the Company shall be concluded in the time period specified in Treasury Regulation Section 1.704-1(b)(2)(ii)(g).

     Section 9.5 Distribution of Assets.

     (a) In the event of a dissolution of the Company, upon the winding up of the Company, any assets of the Company remaining after the application of
Section 9.5(b) shall be distributed as follows:

          (1) First, to creditors, including Partners and Officers who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for which reasonable provision for payment has been made; and

          (2) Then, to the Partners in proportion to their positive Capital Accounts balances.

     (b) Distributions shall be made, either in cash or in kind, or any mix thereof, as determined in good faith by the Board of Representatives based upon, among other things requests made by the Partners, with any assets distributed in kind being valued for this purpose at their Fair Market Value as determined pursuant to this Section 9.5(b). Solely for purposes of Article VIII, this Section 9.5 and for purposes of computing Agreed Values, "Fair Market Value" of the subject assets shall be determined as follows: (i) the Partners shall initially negotiate in good faith to determine the Fair Market Value and (ii) if the Partners fail to agree on the Fair Market Value within thirty (30) days after the applicable event, the Fair Market Value of the subject assets shall be determined pursuant to the appraisal process described below:

          (1) Not later than five (5) days after the expiration of the aforesaid thirty (30) day period, each Partner shall each select an appraiser (which may or may not be a Qualified Investment Banking Firm (as hereinafter defined)) and shall give the other Partners notice of such selection. Each of such appraisers (the "Original Appraisers") shall determine the Fair Market Value of the subject assets at the time such appraiser renders its written appraisal.

          (2) Each Original Appraiser shall deliver its written appraisal to the party retaining such Original Appraiser within twenty (20) days following the date of the selection of the Original Appraisers. Such written appraisals shall be exchanged by the Partners at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York, or such other place as the parties shall designate, at 10:00 a.m. local time on the twenty-first (21st) day following the date of the selection of the Original Appraisers. In the event that the Original Appraisers agree on the Fair Market Value, the Fair Market Value of the subject assets for purposes of this Section 9.5 shall be such agreed-upon amount. In the event that the Original Appraisers do not agree on the Fair Market Value,
     (i) if any two of the valuations differ by 10% or less, the Fair Market Value of the subject assets shall be the mean of the two valuations, and
     (ii) if no two valuations differ by 10% or less, the Original Appraisers shall elect a Qualified Investment Banking Firm (the "Resolving Appraiser") which shall independently calculate the Fair Market Value within fifteen (15) days of such election. If the Original Appraisers cannot agree upon a Resolving Appraiser within five (5) days following the end of the twenty (20) day period referred to above, then the Resolving Appraiser shall be a Qualified Investment Banking Firm appointed by the AAA. No Partner nor any of the Original Appraisers shall provide the Resolving Appraiser, directly or indirectly, with a copy of the written appraisal of any of the Original Appraisers, an oral or written summary thereof, or the valuation determined by any of the Original Appraisers, either orally or in writing. The valuation of the Resolving Appraiser will be compared with the valuations of the Original Appraisers, and the mean of (i) the valuation of the Original Appraiser that is closest to the valuation of the Resolving Appraiser and (ii) the valuation of the Resolving Appraiser, shall be the Fair Market Value of the subject assets for purposes of this Section 9.5.

          (3) The Company shall give to the Original Appraisers and the Resolving Appraiser free and full access to and the right to inspect, during normal business hours, all of the relevant assets, books and records of the Company and shall permit them to consult with the Officers for the purpose of such appraisers making their valuations hereunder.

          (4) As used herein, the term "Qualified Investment Banking Firm" means any firm engaged in providing corporate finance, merger and acquisition, and business valuation services and deriving revenues therefrom of at least $25 million during its last completed fiscal year, but excluding, however, any firms which received more than $250,000 in fees during the preceding twenty-four (24) calendar months from any Partner or their respective Affiliates and any firms selected by any Partner.


                                   ARTICLE X

                   BOOKS; REPORTS TO PARTNERS; TAX ELECTIONS

     Section 10.1 Books and Records.

     (a) The Company shall maintain or cause to be maintained proper and complete books and records in which shall be entered fully and accurately all transactions and other matters relating to the Company's business in the detail and completeness customary and usual for businesses of the type engaged in by the Company. The Company's financial statements shall be kept on the accrual basis and in accordance with Bell Atlantic's accounting policies and procedures (as they may be modified from time to time) and GAAP. The Company's financial statements shall be audited annually by independent certified public accountants selected by the Board of Representatives. The fact that such independent certified public accountants may audit the financial statements of one or more of the Partners or their Affiliates shall not disqualify such accountants from auditing the Company's financial statements.

     (b) At a minimum, the Company shall keep such books and records as may be required by the Act and such other books and records as are customary and usual for businesses of the type engaged in by the Company.

     (c) Each Partner or its duly authorized representatives shall have the right, during normal business hours, to inspect and copy the Company's books and records at the requesting Partner's expense. The Company will, at the request of any Partner, provide copies of all loan documentation by which the Company or its assets are bound.

     (d) Bell Atlantic and its Wholly-Owned Subsidiaries that are Partners, and Vodafone and its Wholly-Owned Subsidiaries that are Partners shall have the right to cause the Company to take all actions necessary to afford, at such Partner's expense, such Partner's independent public accountants access to the Company's books, records, Officers, employees and agents to the full extent reasonably determined by such Partner's independent public accountants to be necessary in order to perform customary internal auditing functions. In addition, the internal auditors of each such Partner shall have full right of access to the Company's books, records, Officers, employees and agents to the full extent reasonably determined by such Partner's internal auditors to be necessary in order to perform their audit or review of such Partner's financial statements; provided, however, that in exercising such right, such internal auditors to the extent reasonably practicable shall coordinate their visits with those by internal auditors of other Partners. In connection with any significant corporate transaction involving a Partner or its Affiliates, the Company will provide the other party to such transaction with the access described in Section 8.3(f) subject to the conditions described therein.

     Section 10.2 Reports.

     (a) Annual Statements. As soon as practicable following the end of each Fiscal Year, but in any event within sixty (60) days after the end of the Fiscal Year, the Company shall cause to be prepared and delivered to its Partners, the audited statement of income and statement of cash flows for such

Fiscal Year, Capital Account statements, audited balance sheet as of the end of such fiscal year, and accompanying notes to financial statements for the Company, on a consolidated basis, prepared in accordance with GAAP and Company accounting practices.

     (b) Quarterly Statements. As soon as practicable following the end of each fiscal quarter, but in any event within thirty (30) days after the end of such quarter, the Company shall cause to be prepared and delivered to its Partners, an unaudited statement of income and statement of cash flows for such quarter and an unaudited balance sheet as of the end of such quarter on a consolidated basis, prepared in accordance with GAAP and Company accounting practices.

     (c) Monthly Statements. So long as Vodafone holds, directly or through one or more Included Affiliates, a Partnership Interest of at least 5%, (i) as soon as possible following the end of each calendar month in each Fiscal Year, but in any event within fourteen (14) Business Days after the end of such month, the Company shall cause to be prepared and delivered to Vodafone an unaudited statement of income and statement of cash flows for such month and an unaudited balance sheet as of the end of such month on a consolidated basis, prepared in accordance with GAAP and Company accounting practices, and (ii) the Company shall provide Vodafone with a monthly report of significant operating and financial statistics including number of subscribers, subscriber churn statistics, minutes of use, average revenues per subscriber, acquisition costs and capital expenditure efficiency statistics and such additional statistics and information as may be approved from time to time by the Board of Representatives for internal use by the Company.

     (d) Additional Financial Information. The provisions of this Section 10.2(d) shall be applicable so long as Vodafone holds, directly or through one or more Included Affiliates, a Partnership Interest of at least 5%. The Company shall provide for Vodafone audited year-end and other unaudited financial statements and other financial information as of such date and for such periods, as are necessary in the determination of Vodafone in order for it to satisfy its own regulatory and internal financial reporting requirements as well as credit rating agency presentations and, to the extent that such information is not competitively sensitive in the reasonable judgment of the Board of Representatives, investor or analyst presentations. The Company shall cooperate with Vodafone, at Vodafone's expense, to assist Vodafone and its auditors in translating Partnership financial statements from GAAP to a U.K. generally accepted accounting principles ("U.K. GAAP") basis and a Vodafone accounting policy basis or to prepare any U.K. GAAP financial statements. The Company will prepare an operating budget and an outlook plan for the two Fiscal Years following the budget year not less than annually, and will provide copies of such budget and outlook plan to Vodafone as soon as is reasonably practicable and in any event prior to the commencement of the Fiscal Year of the Company to which the budget relates, and the Company will periodically provide to Vodafone updates and revisions of such operating budget and outlook plan and actual-to-budget comparisons.

     (e) Tax Information. Each Partner may request from the Company any information reasonably necessary for the Partner to complete its income tax returns or compute estimated tax payments. To the extent such request does not impose an undue burden on the Company, the Company shall, within a reasonable period of time following the request, provide such information to the requesting Partner.

     Section 10.3 Tax Matters Partner.

     (a) The Bell Atlantic Designated Partner is hereby appointed and shall serve as the tax matters partner of the Company (the "Tax Matters Partner") within the meaning of IRC Section 6231(a)(7) for so long as it is not the subject of a bankruptcy event as defined in Section 9.2 and otherwise is entitled to act as the Tax Matters Partner. The Tax Matters Partner may file a designation of itself as such with the Internal Revenue Service. The Tax Matters Partner shall (i) furnish to each Partner affected by an audit of the Company income tax returns a copy of each notice or other communication received from the IRS or applicable state authority, (ii) keep such Partner informed of any administrative or judicial proceeding, as required by Section 6223(g) of the Code, and (iii) allow such Partner an opportunity to participate in all such administrative and judicial proceedings. The Tax Matters Partner shall take such action as may be reasonably necessary to constitute such Partner a "notice partner" within the meaning of Section 6231(a)(8) of the Code, provided that such Partner provides the Tax Matters Partner with the information that is necessary to take such action.

     (b) The Company shall not be obligated to pay any fees or other compensation to the Tax Matters Partner in its capacity as such. However, the Company shall reimburse the expenses (including reasonable attorneys' and other professional fees) incurred by the Tax Matters Partner in such capacity. Each Partner who elects to participate in Company administrative tax proceedings shall be responsible for its own expenses incurred in connection with such participation. In addition, the cost of any adjustments to a Partner and the cost of any resulting audits or adjustments of a Partner's tax return shall be borne solely by the affected Partner.

     (c) The Company shall to the fullest extent permitted by law indemnify and hold harmless the Tax Matters Partner from and against any loss, liability, damage, cost or expense (including reasonable attorneys' fees) sustained or incurred as a result of any act or decision concerning Company tax matters and within the scope of such Partner's responsibilities as Tax Matters Partner, so long as such act or decision was not the result of gross negligence, fraud, bad faith, reckless disregard or willful misconduct by the Tax Matters Partner. The Tax Matters Partner shall be entitled to rely on the advice of legal counsel as to the nature and scope of its responsibilities and authority as Tax Matters Partner, and any act or omission of the Tax Matters Partner pursuant to such advice shall in no event subject the Tax Matters Partner to liability to the Company or any Partner.

     Section 10.4 Tax Elections. The Company will elect to amortize organizational costs. The Company will file an election under IRC Section 754, if it has not already done so, in accordance with applicable Treasury Regulations, to cause the basis of the Company's property to be adjusted for federal income tax purposes as provided by IRC Section 734 and IRC Section 743.

     Section 10.5 Allocation of Certain Company Debt for Tax Purposes. Notwithstanding any provision in this Partnership Agreement or in the Alliance Agreement, with respect to all or any portion (at Bell Atlantic's option) of the Company's debt in existence prior to the Effective Date and any other debt assumed by the Company from Bell Atlantic prior to the Effective Date, and Bell Atlantic (or an Affiliate of Bell Atlantic) will agree to indemnify and hold harmless each member of the Vodafone Group and any Affiliate thereof against any loss incurred by such party that exceeds the amount of the loss such party would have incurred if the Company were a limited partnership and each member of the Vodafone Group were a limited partner. This section is intended to permit Bell Atlantic to ensure that a certain amount of debt (as determined by Bell Atlantic) is allocated to members of the Bell Atlantic Group for purposes of IRC Section 752. In addition, for a five year period the Company and the Partners will take all steps necessary to ensure that any debt assumed or taken subject to by the Company from each member of the Vodafone Group shall be allocated to such entity for purposes of IRC Section 752. For these purposes, with respect to nonrecourse debt (within the meaning of Treas. Reg. ss.1.752-1(a)) if any, the Partners agree to utilize, if necessary to satisfy the preceding sentence, Prop. Treas. Reg. ss.1.752-3(a)(3) and ss.1.752-3(b) or final regulations that allow for similar allocations of nonrecourse debt. In addition, the Company shall be permitted to pay off principal with respect to such debt only if such payment is made from proceeds of other indebtedness which is allocated to such entity, in similar amounts, for purposes of IRC
Section 752.


                                   ARTICLE XI

                                 MISCELLANEOUS

     Section 11.1 Binding Effect. This Partnership Agreement shall be binding upon any Person who executes this Partnership Agreement or any permitted transferee or permitted assignee of an interest in the Company.

     Section 11.2 Entire Agreement. This Partnership Agreement, the Alliance Agreement, the Investment Agreement and the other agreements entered into by Bell Atlantic (or any Affiliate thereof) and Vodafone (or any Affiliate thereof) in connection with the Alliance Agreement contain the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements of the parties with respect thereto.

     Section 11.3 Amendments. This Partnership Agreement may not be amended except by the written agreement of all of the Partners.

     Section 11.4 Governing Law. The laws of the State of Delaware shall govern the validity, interpretation, construction, performance, and enforcement of this Partnership Agreement, excluding the choice of laws provisions of the State of Delaware.

     Section 11.5 Notices to Partners. Except as otherwise provided in this Partnership Agreement, any notice, demand or communication to a Partner required or permitted to be given by any provision of this Partnership Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally or sent by facsimile transmission or overnight express to the Partner the same is directed or, if sent by registered or certified mail, postage and charges prepaid, addressed to the Partner as follows, in the case of the Initial Bell Atlantic Partners and the Initial Vodafone Partners, and with respect to any subsequently admitted Partner, to the notice address that such Partner provides to the Company (the Company shall then provide each of the other Partners with a copy of such notice):

              (a)      If to the Initial Bell Atlantic Partners:

                       c/o Bell Atlantic Corporation
                       1095 Avenue of the Americas, 39th Floor
                       New York, New York  10036
                       Attention: Vice President and General Counsel
                       Fax No.:   (212) 597-2587

                       with required copies to:

                       Bell Atlantic Network Services, Inc.
                       1717 Arch Street, 32N
                       Philadelphia, Pennsylvania  19103
                       Attention: Phillip Marx,
                                  General Attorney - Mergers and Acquisitions
                       Fax No.:   (215) 963-9195
                       and

                       Morgan, Lewis & Bockius LLP
                       101 Park Avenue
                       New York, N.Y. 10178
                       Attention: N. Jeffrey Klauder
                       Fax No.: (212) 309-6273

              (b)      If to the Initial Vodafone Partners:

                       Vodafone PLC
                       The Courtyard
                       2-4 London Road
                       Newbury
                       Berkshire RG141 JX
                       England
                       Attention:  Stephen Scott
                       Fax No.:  011-44-1189-401-118

                       with a required copy to:

                       Pillsbury Madison & Sutro LLP
                       50 Fremont Street
                       San Francisco, CA 94105
                       Attention:  Nathaniel M. Cartmell III
                       Fax No.: (415) 983-1200

     Section 11.6 Bank Accounts. The Company shall maintain appropriate accounts at one or more financial institutions for all funds of the Company. Such accounts shall be used solely for the business of the Company. Withdrawal from such accounts shall be made only upon the signature of those persons authorized by the Board of Representatives.

     Section 11.7 Headings. The titles of the Articles and the headings of the Sections of this Partnership Agreement are for convenience of reference only and are not to be considered in construing the terms and provisions of this Partnership Agreement.

     Section 11.8 Pronouns. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons, firm or corporation may require in the context thereof.

     Section 11.9 Waivers. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Partnership Agreement shall not prevent a subsequent act, that would have originally constituted a violation, from having the effect of an original violation.

     Section 11.10 No Third Party Beneficiaries. None of the provisions of this Partnership Agreement shall be for the benefit of or enforceable by any Person other than the parties to this Partnership Agreement, persons expressly identified in this Agreement as having rights hereunder, and their respective permitted successors and permitted transferees and assigns and the Persons entitled to the benefits of Article V of this Partnership Agreement.

     Section 11.11 Interpretation. It is the intention of the Partners that, during the term of this Partnership Agreement, the rights and obligations of the Partners and their successors-in-interest shall be governed by the terms of this Agreement, and that the right of any Partner or successor-in-interest to assign, transfer, sell or otherwise dispose of any interest in the Company shall be subject to limitations and restrictions of this Partnership Agreement.

     Section 11.12 Further Assurances. Each Partner shall execute all such certificates and other documents and shall do all such other acts as the Officers deem appropriate to comply with the requirements of law for the formation of the Company and to comply with any laws, rules, regulations and third-party requests relating to the acquisition, operation or holding of the property of the Company.

     Section 11.13 Counterparts. This Partnership Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. This Partnership Agreement shall become effective when each party to this Partnership Agreement shall have received a counterpart hereof signed by the other party to this Partnership Agreement.

     Section 11.14 Illegality and Severability. If application of any one or more of the provisions of this Partnership Agreement shall be unlawful under applicable law and regulations, then the parties will attempt in good faith to make such alternative arrangements as may be legally permissible and which carry out as nearly as practicable the terms of this Partnership Agreement. Should any portion of this Partnership Agreement be deemed unenforceable by a court of competent jurisdiction, the remaining portion hereof shall remain unaffected and be interpreted as if such unenforceable portions were initially deleted.

     Section 11.15 Confidentiality.

     (a) Maintenance of Confidentiality. Each of the Partners shall, during the term of this Agreement and at all times thereafter, maintain in confidence all confidential and proprietary information and data of the Company and the other Partners or its Affiliates disclosed to it (the "Confidential Information"). Each of the Partners further agrees that it shall not use the Confidential Information during the term of this Agreement or at any time thereafter for any purpose other than the performance of its obligations or the exercise of its rights under this Agreement. The Company and each Partner shall take all reasonable measures necessary to prevent any unauthorized disclosure of the Confidential Information by any of their Affiliates and their respective officers, directors, employees, agents or consultants.

     (b) Permitted Disclosures. Nothing herein shall prevent the Company, any Partner, or any employee, agent or consultant of the Company or any Partner (in such capacity, the "Receiving Party") from using, disclosing, or authorizing the disclosure of any information it receives in the course of the business of the Company from the Company or another Partner (in such capacity, the "Disclosing Partner") which:

     (i) becomes publicly available without default hereunder by the Receiving Party;

     (ii) is lawfully acquired by the Receiving Party, without restriction on use or disclosure, from a source not under any obligation to the Disclosing Party regarding disclosure of such information;

    (iii) is in the possession of the Receiving Party, without restriction on use or disclosure, in written or other recorded form at the time of its disclosure hereunder;

     (iv) is disclosed without restriction on use or disclosure to any third party by or with the permission of the Disclosing Party;

     (v) the Receiving Party believes in good faith to be required by Law (as defined in the Alliance Agreement) or by the terms of any listing agreement with a securities exchange, provided that the receiving party consults with the other Partners to the extent reasonably practicable prior to making such disclosure.

     (vi) is determined by a Partner in its reasonable judgment to be necessary or desirable in connection with rating agency, equity investment, business combination, corporate financing and related activities, subject to customary confidentiality arrangements; or

    (vii) as provided in Section 8.3(f).

     IN WITNESS WHEREOF, the undersigned Partners, intending to be legally bound, have executed this Partnership Agreement as of the date first above written.


                                           BELL ATLANTIC CELLULAR HOLDINGS, L.P.

                                           By: Metro Mobile CTS of
                                                  Charlotte, Inc.

                                           By: /s/ Stephen B. Heymann
                                              ----------------------------------
                                              Name:  Stephen B. Heymann
                                              Title:

                                           NYNEX PCS INC.


                                           By: /s/ S. Mark Tuller
                                              ----------------------------------
                                              Name:  S. Mark Tuller
                                              Title:

                                           PCSCO PARTNERSHIP

                                           By: Bell Atlantic Personal
                                                  Communications, Inc.


                                           By: /s/ Stephen B. Heymann
                                              ----------------------------------
                                              Name:  Stephen B. Heymann
                                              Title:

                                           PCS NUCLEUS L.P.


                                           By: /s/ Arun Sarin
                                              ----------------------------------
                                              Name:  Arun Sarin
                                              Title:

                                           JV PARTNERCO, LLC


                                           By: /s/ Arun Sarin
                                              ----------------------------------
                                              Name:  Arun Sarin
                                              Title:


                                           AIRTOUCH PAGING


                                           By: /s/ Terry D. Kramer
                                              ----------------------------------
                                              Name:  Terry D. Kramer
                                              Title: President